Exhibit 10.25

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made as of this 13 day of November, 2020 (the “Effective Date”), between ARE-MA REGION NO. 75, LLC, a Delaware limited liability company (“Landlord”), and CONSTELLATION PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

Building:	The specific building in the Project located at 100 Talcott Avenue (also known as Building 313), Watertown, Massachusetts 02472, in which the Premises are located.
Premises:

That portion of the Building, containing approximately 79,155 rentable square feet, as shown on Exhibit A, consisting of approximately 74,701 total rentable square feet on the 1st and 2nd floors of the Building (including an approximately 2,410 rentable sq. ft. mezzanine, a portion of which is not physically separated and may only be used for mechanical equipment, in the location shown on Exhibit A), and approximately 4,454 rentable square feet of storage space on a portion of the lower level of the Building, subject to adjustment from time to time in accordance with Section 5 hereof.

Project:	The real property on which the Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Rentable Area of Premises:      79,155 sq. ft., subject to adjustment from time to time in accordance with Section 5 hereof.

Rentable Area of Building:       84,285 sq. ft., subject to adjustment from time to time in accordance with Section 5 hereof.

Rentable Area of Project:         834,782 sq. ft., subject to adjustment from time to time in accordance with Section 5 hereof.

Building’s Share of Project:     10.1%, subject to adjustment from time to time in accordance with Section 5  hereof.

Tenant’s Share of Operating Expenses:     93.91%, subject to adjustment from time to time in accordance with Section 5 hereof.

Base Rent:             $467,978.66, comprised of $454,431.08 for the Premises excluding the basement space plus $13,547.58 for the basement space, per month, subject to adjustment pursuant to Section 4 hereof.

Year	Annual Base Rent	Monthly Base Rent
1	$5,615,744.00	$467,978.66
2	$5,784,216.32	$482,018.03
3	$5,957,742.81	$496,478.57
4	$6,136,475.09	$511,372.92
5	$6,320,569.34	$526,714.11
6	$6,510,186.42	$542,515.54
7	$6,705,492.01	$558,791.00
8	$6,906,656.77	$575,554.73
9	$7,113,856.47	$592,821.37
10	$7,327,272.16	$610,606.01

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Rent Adjustment Percentage:  Three percent (3%)

Security Deposit:  $2,807,871.96

Target Commencement Date:

The date which is 58 weeks after the Effective Date; provided that Landlord may extend the Target Commencement Date for up to 90 days by notice to Tenant to account for delays in its performance of necessary electrical upgrades that are being performed by Eversource as part of the Base Building Work (as further described in the Work Letter); it being acknowledged that Landlord may exercise such extension via one or more written notices.  Landlord will give Tenant reasonably prompt notice when it believes the Eversource work will delay the Target Commencement Date.

Base Term:	Beginning on the Commencement Date and ending 120 months from the first day of the first full month of the Term (as defined in Section 2) hereof.
Permitted Use:

General office, laboratory, and research and development uses, together with lawful ancillary uses consistent with first class office and laboratory buildings (but not, for the avoidance of doubt, (i) coffee shop, bakery, café uses or operations (it being acknowledged that free coffee available in a customary office pantry, kitchenette, or similar facility is not a coffee shop), or (ii) child care uses or operations), in all cases in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:

ARE-MA Region No. 75, LLC	c/o Alexandria Real Estate Equities, Inc.
JP Morgan Chase	26 North Euclid Avenue
P.O. Box 975383	Pasadena, CA 91101
Dallas, TX 75397-5383	Attention: Corporate Secretary

Tenant’s Notice Address:

Before the Commencement Date:

215 First Street

Cambridge, Massachusetts  02142

Attention:  General Counsel

After the Commencement Date:

100 Talcott Avenue

Watertown, Massachusetts 02472

Attention:  General Counsel

In both cases, with a copy to:

DLA Piper LLP (US)

33 Arch Street, 26th Floor

Boston, MA  02110

Attention:  Geoff Howell

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The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

EXHIBIT A - PREMISES DESCRIPTION

EXHIBIT B - DESCRIPTION OF PROJECT

EXHIBIT C - WORK LETTER

EXHIBIT D - ACKNOWLEDGEMENT OF COMMENCEMENT DATE

EXHIBIT E - RULES AND REGULATIONS

EXHIBIT F - TENANT’S PERSONAL PROPERTY

EXHIBIT G - IDENTIFICATION OF ACM & PACM

EXHIBIT H - FORM OF SHARED SPACE ACKNOWLEDGEMENT

EXHIBIT I - IDENTIFICATION OF INITIAL PARKING AREAS AND CENTRAL PLANT

EXHIBIT J – GENERAL SCOPE AND DESIGN OF GLASS CONNECTOR

EXHIBIT K – FORM OF LETTER OF CREDIT

EXHIBIT L – ALLOWABLE FLOOR LOADS

EXHIBIT M – POTENTIAL LOCATIONS FOR LOADING AND EMERGENCY GENERATOR

EXHIBIT N – ENVIRONMENTAL REPORTS

1.Lease of Premises.  Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.  From and after the Commencement Date through the expiration of the Term, Tenant shall have access to the Building and the Premises 24 hours a day, 7 days a week, except in the case of emergencies or Force Majeure, as the result of governmental action or legal requirements, and, subject to the other provisions of this Lease, the performance by Landlord of any installation, maintenance or repairs, or other work, and otherwise subject to the express terms of this Lease.

The portions of the Project which are for the non-exclusive use of Tenant and one or more other tenants of the Project or other third parties are collectively referred to herein as the “Common Areas.” The Common Areas include, without limitation, the various amenities, amenities facilities, and buildings or applicable portions of buildings or other improvements containing the same located in, on or otherwise serving the Project, if any, as may exist from time to time and be available for use by Tenant and one or more other tenants of the Project or other third parties (“Amenities”).  Amenities may include, by way of example, things such as business centers, conference centers, restaurants, or gyms and other athletic facilities, provided that, in any event, Amenities are not open to the general public and are limited to use by tenants and occupants of the Project, tenants and occupants of other properties owned by Landlord or its affiliates (and then only so long as such other properties pay a fair and equitable amount for the use of the Amenities to reduce Operating Expenses as reasonably determined by Landlord), and vendors or the like.  Notwithstanding anything contained in this Lease to the contrary and for the avoidance of doubt, however, Landlord has no obligation to provide, and if provided has no obligation to continue to provide, any Amenities or other Common Areas, other than reasonable access to the Premises, any parking required by the terms of this Lease to be available to Tenant, those Common Areas necessary to fulfill the express obligations of Landlord hereunder, and those Common Areas necessary to permit Tenant to exercise its express rights hereunder.  For the avoidance of doubt, the central courtyard of the Building identified as such on Exhibit A may be used by Tenant for all purposes for which courtyards comprising part of the Common Areas may generally be used by all tenants, subject to the provisions of this Lease, but such central courtyard of the Building shall not be part of the Premises nor be a Common Area useable by other Tenants or third parties (except as a means of egress during an emergency).  Accordingly, Tenant shall bear all Operating Expenses for such area and 100% of the Operating Expenses for such area shall be included in Tenant’s Share of Operating Expenses subject to the provisions of Section 5.

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2.Delivery; Acceptance of Premises; Commencement Date.  Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date, with Landlord’s Work Substantially Completed, vacant, the Premises as set forth in the Work Letter for Substantial Completion and Common Areas serving the same in compliance with applicable Legal Requirements (to the extent non-compliance has a material adverse effect on Tenant’s use of the Premises), and with all Building Systems serving the Premises for which Landlord is responsible under the Lease in good working order (other than as a result of Tenant actions or omissions) (“Delivery” or “Deliver”).  If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein.  If Landlord does not Deliver the Premises within 60 days of the Target Commencement Date for any reason other than Force Majeure delays and Tenant Delays, then Tenant shall receive a credit of one (1) day’s free Base Rent for each day of delay after such 60th day (other than delays due to Force Majeure and Tenant Delays) until Landlord Delivers the Premises.  If Landlord does not Deliver the Premises within 180 days of the Target Commencement Date for any reason other than Force Majeure delays and Tenant Delays, then this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated:  (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), and first months’ rent shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, the terms “Landlord’s Work,” “Tenant’s Work,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter.  If Tenant does not elect to void this Lease within 30  days of the lapse of such 180-day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.  Notwithstanding anything to the contrary contained herein and for the avoidance of any doubt, the termination rights provided for in this paragraph shall terminate on the Commencement Date.

The “Commencement Date” shall be the earliest of:  (i) the date Landlord Delivers the Premises to Tenant; (ii) the date Landlord could have Delivered the Premises but for Tenant Delays, as further provided in the Work Letter; and (iii) the date Tenant conducts any business in the Premises or any part thereof (as distinguished from the installation of furniture, fixtures, or equipment, commissioning, and the like). Upon request of either party, Tenant and Landlord shall execute and deliver a written acknowledgment of the Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, the failure to execute and deliver such acknowledgment shall not affect the parties’ respective rights hereunder.  The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease, and the Extension Term that Tenant may elect pursuant to Section 40 hereof.

Subject to the provisions of Section 6 of the Work Letter, Landlord shall permit Tenant access to the Premises at such time as set forth in Section 6 of the Work Letter prior to the Commencement Date for Tenant’s installation and setup of furniture, fixtures and equipment, wiring, and cabling (“FF&E Installation”), provided that such FF&E Installation is coordinated with Landlord, and Tenant complies with the Lease and all other reasonable restrictions and conditions Landlord may impose.  All such access shall be during normal business hours except as otherwise agreed by the parties.  Any access to the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent, Operating Expenses or any charges under Section 11 hereof for Utilities (other than to the extent set forth in the Work Letter).

Except as set forth in the next paragraph or the Work Letter:  (i) Tenant shall accept the Premises in their condition as of the Commencement Date (provided that Landlord shall be obligated to complete any outstanding portion of the Landlord’s Work and otherwise fulfill the Delivery requirements in paragraph 1 of this Section 2); (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises for the conduct of its business shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.  Any occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, including (except as set forth above) the obligation to pay Rent.

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For the period of one (1) year after the Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible to correct defects in the original construction of the Building or Building Systems (as defined in Section 13), unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use.  This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein.  Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3.Rent.

(a)Base Rent.  The first month’s Base Rent and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord.  Tenant shall pay to Landlord in advance, without demand, abatement (except as expressly set forth in this Lease), deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing.  Payments of Base Rent and Additional Rent for any fractional calendar month shall be prorated.  The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement or credit as may be expressly provided in this Lease.  Provided Tenant is not in Default under this Lease, Base Rent for the first 9 full calendar months of the Term shall be reduced by 33.33% of the monthly Base Rent amount otherwise due and payable (such reduction, the “Initial Base Rent Reduction”).

(b)Additional Rent.  In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”):  (i) Tenant’s Share of Operating Expenses and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due under this Lease by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4.Base Rent Adjustments.  Base Rent shall be increased on each annual anniversary of the first day of the first full month during the Term of this Lease (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date (without giving effect to the Initial Base Rent Reduction) by the Rent Adjustment Percentage and adding the resulting amount to such Base Rent payable immediately before such Adjustment Date (without giving effect to the Initial Base Rent Reduction).  Base Rent, as so adjusted, shall thereafter be due as provided herein.  Base Rent adjustments for any fractional calendar month shall be prorated.

5.Operating Expense Payments.  At least 30 days prior to the Commencement Date, and thereafter by December 1 of the preceding calendar year, Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year.  Until a new Annual Estimate is delivered, the prior Annual Estimate shall remain in effect.  During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of Operating Expenses of the Annual Estimate.  Payments for any fractional calendar month shall be prorated.

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The term “Operating Expenses” means:  (A) all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the operation, repair, maintenance, and management of the Building, including, without duplication, Taxes (as defined in Section 9), capital repairs, improvements and replacements amortized over the lesser of 10 years and the useful life of such capital items (except that those capital repairs, improvements, and replacements of the Landlord’s Work constituting Base Building Work will instead be amortized over the useful life of such capital items), with useful life reasonably determined by Landlord taking into account all relevant factors, including the 24/7 use related to lab operations; provided the capital repair, improvement or replacement is an Eligible Capital Item (as defined below), and a property management fee (paid either to Landlord or another party) in the amount of 3% of the then-applicable Base Rent, and (B) the Building’s Share of Project of all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the operation, repair, maintenance and management of the Project (other than those costs and expenses specific to the Building or any other building not containing Amenities), including, without duplication, costs and expenses related to the operation, management, maintenance, and repair of (but not the original construction or development of) the Amenities and other Common Areas (including for the avoidance of doubt, payment or reimbursement to affiliates of Landlord or third parties for fair-market rent (not to exceed fair market rent for office use) paid by affiliates of Landlord or third parties for Amenity space and reduced rent (not to exceed fair market rent for office use) or other fair-market concessions or subsidies provided to restaurants or others providing Amenities), Taxes, capital repairs, improvements, and replacements amortized over the lesser of 10 years and the useful life of such capital items (provided the capital repair, improvement or replacement is an Eligible Capital Item); provided, however, the portion of Tenant’s Share of Operating Expenses attributable to the operation of Amenities at the Project (i) shall not be considered Variable Operating Expenses (as defined in this Section 5) subject to gross up and shall be capped at the Amenity Cap Amount per rentable square foot of the Premises for each calendar year during the Term (and prorated for partial calendar years at the beginning or end of the Term), and (ii) shall be calculated after revenues from such Amenities received by Landlord or its affiliates, as applicable, are applied against the same.  The “Amenity Cap Amount” shall be $2.50 for the partial calendar year following the Commencement Date and $2.50 for the first full calendar year following the Commencement Date; for each subsequent calendar year of the Term, the Amenity Cap Amount shall be the sum of (A) the Amenity Cap Amount for the immediately preceding calendar year, plus (B) the product of (i) the Amenity Cap Amount for the immediately preceding calendar year multiplied by (ii) 100% of any percentage increase in the CPI as of the first day of such calendar year above the CPI as of the first day of the immediately preceding calendar year.  For the avoidance of doubt, costs related to the Shuttle Service (as defined in Section 41) are not costs that are subject to, or count against, the Amenity Cap Amount.  The only Amenities for which a separate use fee (or a fee for basic offerings normally included in a use fee) may be charged to Tenant in addition to inclusion of the costs and expenses thereof in Operating Expenses is related to the use of a conference center (if a conference center is created and available).  In addition, although no membership fee will be charged for any fitness facility (or for basic offerings normally included in a membership fee), Landlord may charge a separate fee for additional services, if available, such as personal trainers or wellness clinics.  "Eligible Capital Items" shall mean: (i) all capital repairs, replacements and improvements (for the avoidance of doubt, excluding construction of new buildings, new amenities, or new Common Areas) made or installed for the Project or any portion thereof, which are either: (x) for the purpose of reducing the amount of Operating Expenses (and then only to the extent reasonably anticipated to reduce Operating Expenses), or (y) required by applicable Legal Requirements first enacted after the Commencement Date; and (ii) all other capital repairs, replacements and improvements (for the avoidance of doubt, excluding construction of new buildings) for the Project after the 5th anniversary of the Delivery Date reasonably required for the proper operation of the Project (or after the Commencement Date if reasonably required for the proper operation of the Shuttle Service and incurred directly by Landlord).  “CPI” shall mean The Consumer Price Index (Base Period 1982-84=100) (all items for all urban consumers (CPI-U) Boston-Cambridge-Newton, MA-NH Area) as published by the Bureau of Labor Statistics of the United States Department of Labor or, if the same is discontinued, a successor index published by the Department of Labor or other applicable governmental authority, appropriately adjusted. If the CPI ceases to be published and there is no successor thereto, then such other index reasonably designated by Landlord shall be substituted for the CPI.  Operating Expenses shall exclude those items excluded or otherwise prohibited as set forth above, those items that are expressly at Landlord’s sole cost without inclusion in Operating Expenses pursuant to other provisions of this Lease, and otherwise only:

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(i)the design, development, and construction costs (in all cases including any mitigation required to be constructed or paid under permits and approvals for the same) of the original Project and Landlord’s Work, any renovation prior to the date of the Lease, or the redevelopment of the Project before or after the date of the Lease, and costs of correcting defects in such design, development, and construction of the Project and Landlord’s Work, or renovation;

(ii)except for Eligible Capital Items, the cost of any items that, under generally accepted accounting principles (“GAAP”), are properly classified as capital expenditures;

(iii)interest, principal payments of Mortgage (as defined in Section 27) or other debts of Landlord, or other financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of ground rent;

(iv)depreciation of the Project (except as set forth above with respect to capital improvements, the cost of which are  includable in Operating Expenses);

(v)advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(vi)legal and other expenses incurred in the negotiation or enforcement of leases;

(vii)completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises or in other leasable areas of the Project, and costs of correcting defects in such work;

(viii)costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(ix)salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project (and to the extent not assigned to the operation, management, maintenance or repair of the Project);

(x)general organizational, administrative and overhead costs relating to maintaining Landlord‘s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(xi)costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(xii)costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(xiii)penalties, fines or interest incurred as a result of Landlord‘s inability or failure  to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord‘s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

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(xiv)costs paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(xv)costs of Landlord’s charitable or political contributions, or of fine art purchase or maintained at the Project;

(xvi)costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(xvii)costs incurred in connection with the sale, recapitalization, or refinancing of the Project or any part thereof;

(xviii)net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein.

(xix)Lease payments for rental equipment (other than equipment for which depreciation is properly charged as an expense) that would constitute a capital expenditure not expressly permitted above if the equipment were purchased.

(xx)Reserves.

(xxi)Costs of utilities to other tenant premises if such utilities are paid for directly or as a charge separate from Operating Expenses by Tenant.

(xxii)Costs reimbursed by other tenants of the Project outside of Operating Expenses or Taxes to be paid directly by Tenant or other tenants.

(xxiii)Any expenses otherwise includable within Operating Expenses to the extent reimbursable by persons other than tenants of the Project, such as costs covered by warranties, insurance, and the like.

(xxiv)Costs and expenses of remediating, investigating, or monitoring Hazardous Materials on, under, or about the Project, and related fines or penalties.

(xxv)One-time premiums for environmental insurance and costs of commercial mortgage insurance not ordinarily carried by owners of comparable mixed use projects in the Cambridge/Watertown area.

(xxvi)Costs that are allocable to other buildings in the Project (unless containing Amenities) or other properties owned by Landlord or Landlord affiliates.

(xxvii)Omitted.

(xxviii)Janitorial services other than for Common Areas.

(xxix)Off-site improvements constructed in connection with the Project as mitigation or conditions to permits and approvals for the Project.

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“Tenant’s Share of Operating Expenses” shall be the percentage set forth on the first page of this Lease as Tenant’s Share of Operating Expenses as reasonably adjusted by Landlord from time to time following changes to or remeasurement of the Premises, the Building or other buildings within the Project, by Landlord from time to time, including in connection with activities contemplated by Section 45(o).  Any such remeasurement of a building within the Project shall be performed by Landlord in accordance with the Standard Method for Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association International (ANSI/BOMA Z65.1-2017), as customarily modified for laboratory properties in the Cambridge/Watertown market (“BOMA Modified”) in a manner consistent with the initial measurement of the Premises.  Notwithstanding anything herein to the contrary, if the Premises and/or the Project is remeasured by Landlord for any reason other than as a result of a casualty or condemnation that eliminates all or a portion of a building (provided if restored, then remeasured again after restoration), (i) the Base Rent, the TI Allowance, Tenant’s parking allocation, and any other right of Tenant that is based on the rentable square footage of the Premises will not change solely on account of such remeasurement of the Premises and/or Project and (ii) Tenant’s Share of Operating Expenses may not increase.  No adjustments in Tenant’s Share of Operating Expenses on account of a remeasurement shall be made for any year prior to the year in which a remeasurement is performed.  Landlord may equitably increase Tenant’s Share of Operating Expenses for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises.  Base Rent, Tenant’s Share of Operating Expenses, and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required, not to exceed 180 days), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail:  (a) the total of actual Operating Expenses and resulting Tenant’s Share of Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year.  Tenant shall be permitted to share the Annual Statement with a representative that meets the definition set forth below for an “Independent Accountant” (other than the requirement that the representative be one of the 4 largest public accounting firms in the United States) (the “Expense Representative”), but for the avoidance of doubt, the Expense Representative must be a certified public accountant, subject to the Expense Representative agreeing in writing with Landlord to keep the information confidential prior to its receipt thereof. If the actual Tenant’s Share of Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant to Landlord as Rent within 30 days after delivery of such Annual Statement to Tenant.  If, however, Tenant’s payments of Operating Expenses for such year exceed the actual Tenant’s Share of Operating Expenses for such year, Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.  Tenant shall not be responsible for the payment of items of Operating Expenses that are included in Operating Expenses if the same are billed more than 24 months after the date incurred, except for Taxes and Utilities for which Tenant is responsible under this Lease to the extent not yet billed by the applicable municipality or governmental authority or utility company (in which case Tenant shall have the same right to review and contest such expenses as would have applied had they been included in the Annual Statement for the period to which they relate, on the same conditions applicable thereto).  Landlord’s and Tenant’s obligations to pay any overpayments or deficiencies due pursuant to this paragraph shall survive the expiration or earlier termination of the Lease.  The Annual Statement shall be final and binding upon Tenant unless Tenant, within 180 days after Tenant’s receipt thereof, shall contest any particular costs, line items, or missing or insufficient information therein by giving written notice thereof to Landlord in accordance with the following sentence.  If, during such 180-day period, Tenant reasonably and in good faith questions or contests the accuracy of or basis for particular costs or line items included in Landlord’s statement of Tenant’s Share of Operating Expenses (or objects to missing or insufficient information), Landlord will provide Tenant and the Expense Representative with access to Landlord’s books and records relating to the Operating Expenses and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”).  If after Tenant’s review of such Expense Information (and in any event within 90 days following Tenant’s receipt of the Expense

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Information), Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected by Tenant from among the 4 largest in the United States, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed) (the “Independent Accountant”), audit and/or review (the “Independent Review”) of the Expense Information for the year in question.  The results of any such Independent Review shall be binding on Landlord and Tenant.  If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.  If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement.  If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5%, then Landlord shall reimburse Tenant for all costs incurred by Tenant for its audit and the cost of the Independent Review.  Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.  Notwithstanding anything set forth herein to the contrary, if the leaseable areas of the Project are not at least 95% occupied on average during any year of the Term, Operating Expenses for such year with respect to Variable Operating Expenses shall be computed as though the leaseable areas of the Project had been 95% occupied on average during such year. In no event shall Landlord collect Operating Expenses in the aggregate from tenants of the Project in excess of 100% of the total Operating Expenses actually incurred by Landlord in any calendar year during the Term. “Variable Operating Expenses” shall mean those Operating Expenses which vary by occupancy, which may include without limitation, electricity, trash removal and other Utilities (as defined in Section 11).

6.Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth on page 1 of this Lease, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”):  (i) in form and substance satisfactory to Landlord (Landlord acknowledging that the form attached as Exhibit K is reasonable and sufficient for purposes of this Section 6), (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord (Landlord acknowledging that Silicon Valley Bank is an approved issuer as of the date of this Lease), and (v) redeemable by presentation of a sight draft in The Commonwealth of Massachusetts, The State of California, or another jurisdiction approved by Landlord in its sole discretion.  If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit.  Any cash proceeds of the Letter of Credit following a draw by the Landlord (the “Cash Proceeds”) are property of the Landlord, and Tenant shall have no right in the Security Deposit or the Letter of Credit other than the right to a return of the Letter of Credit or such cash proceeds, as applicable, when both the Lease has terminated and Tenant’s obligations under this Lease have been completely fulfilled as set forth herein, as further set forth below.

The Security Deposit and the Letter of Credit and Cash Proceeds shall be held by Landlord without obligation for interest thereon as security for the performance of all of Tenant’s obligations under this Lease.  The Security Deposit and the Letter of Credit and the Cash Proceeds are not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon each occurrence of Default (as defined in Section 20), Landlord may use and apply all or part of the Security Deposit and the Letter of Credit and the Cash Proceeds, without notice to or any action by Tenant or any other person or entity, to pay delinquent

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payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default to which Landlord is entitled under this Lease, without prejudice to any other remedy provided herein or provided by law.  Upon such use or application, Tenant shall have no right whatsoever to any amount so used or applied.  Landlord's right to use and apply the Security Deposit and the Letter of Credit and the Cash Proceeds under this Section 6 includes the right to use and apply the Security Deposit and the Letter of Credit and the Cash Proceeds to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below.  Upon any use or application of all or any portion of the Security Deposit and the Letter of Credit or the Cash Proceeds, Tenant on demand shall pay Landlord the amount, or provide Landlord a replacement Letter of Credit meeting the foregoing criteria, that will restore the Security Deposit to its original amount.  Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit and the Letter of Credit and the Cash Proceeds shall be deemed to be applied first to the obligations of Tenant arising for periods prior to the filing of such proceedings.  Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, or to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage to which Landlord is entitled under this Lease, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant to the extent permitted under this Lease.  The Security Deposit and the Letter of Credit and the Cash Proceeds, after deducting therefrom all amounts to which Landlord has used or applied in accordance with this Lease, or to which Landlord is entitled under the provisions of this Lease, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease. For the avoidance of doubt, no portion of the Security Deposit and the Letter of Credit and the Cash Proceeds shall be returned to Tenant until both the Lease has terminated and Tenant’s obligations under this Lease have been completely fulfilled as set forth herein.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either, at Landlord’s election in its sole discretion, (a) transfer any Security Deposit and the Letter of Credit and the Cash Proceeds then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6 after deducting therefrom all amounts to which Landlord has used or applied in accordance with this Lease, or to which Landlord is entitled under the provisions of this Lease, or (b) return to Tenant any Security Deposit and the Letter of Credit and the Cash Proceeds  then held by Landlord and remaining after the deductions permitted herein.  Upon such transfer to such transferee or the return of the Security Deposit and the Letter of Credit and the Cash Proceeds to Tenant, Landlord shall have no further obligation with respect to the Security Deposit and the Letter of Credit and the Cash Proceeds, and, in the event of a transfer, Tenant’s right to the return of the Security Deposit and the Letter of Credit and the Cash Proceeds shall apply solely against Landlord’s transferee.

7.Use.  The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all federal, state, and municipal laws, orders, judgments, ordinances, regulations, codes, and directives, all of the documents referenced in Section 44 of this Lease on the terms set forth therein, all governmentally issued permits and licenses, and all covenants, requirements and restrictions of record now or in accordance with this Lease, hereafter, applicable to the Premises, and to the use and occupancy thereof (collectively, “Legal Requirements” and each, a “Legal Requirement”), including, without limitation, (i) the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”), and (ii) all restrictions, requirements and provisions set forth in the record documents identified in Section 44 and/or imposed by Governmental Authorities (as defined in Section 9) having jurisdiction, including, without limitation, those related to the historical significance of, and historical activity on, the Project.  In connection with any of Landlord’s redevelopment activities pursuant to Section 44(o), Landlord will not alter the entitlements, permits and approvals for the Project in a manner that precludes office, laboratory, or laboratory-related research and development uses consistent with first-class office and lab buildings in the Cambridge/Watertown market.  The foregoing, however, shall not derogate from Landlord’s responsibilities to comply with all of its obligations under the Lease. Tenant shall, upon 5 days’ written notice from Landlord,

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discontinue any use of the Premises which is declared by any Governmental Authority having jurisdiction to be a violation of a Legal Requirement; provided, however, that, so long as no Tenant default is continuing, Tenant may contest the application of any Legal Requirement by any third party against Tenant in good faith so long as such contest does not adversely affect the Project (including by the imposition of a lien on the Project), subject Landlord to risk of any liability, or result in an increase in Operating Expenses. Tenant shall indemnify, defend and hold harmless Landlord and Landlord Indemnified Parties against any claim, damage, cost, or loss resulting out of such contest.  Such right to contest is personal to Constellation Pharmaceuticals, Inc., and any assignee of Constellation Pharmaceuticals, Inc. pursuant to Permitted Assignments and, except with respect to such assignee pursuant to Permitted Assignments, shall not inure to the benefit of any successor, assignee or subtenant of Constellation Pharmaceuticals, Inc.  Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits.  Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirements.  Tenant shall reimburse Landlord promptly within 10 days following demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s particular use and/or occupancy of the Premises.  Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises in excess of the allowable floor loads set forth on Exhibit L, subject the Premises to use that damages the Premises or obstructs or interferes with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose.  Tenant shall cause any equipment or machinery to be installed in the Premises (other than items in the location and manner installed as part of the Landlord’s Work, without modification to mitigating factors of such equipment or machinery) so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project.  Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without prior written consent of Landlord (not to be unreasonably withheld) and compliance with this Lease.  The specified design capacities of the equipment providing the ventilation, air exchange, heating, gas, steam, electricity and water serving the Premises installed under the Work Letter shall be as set forth in the Plans and Specifications (as defined in the Work Letter), and Landlord shall not make any alterations to such equipment that reduce such design capacities of the equipment, it being acknowledged that the covenants in this sentence are with respect to the equipment and changes to the equipment, not the utilities or services themselves, with reference being made to Section 11 with respect thereto.  Except as may be caused by improvements constructed under the Work Letter or any future Alterations approved by Landlord in accordance with this Lease, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water provided by Building Systems beyond such capacities as proportionately allocated to the Premises based upon the rentable square footage of the premises of tenants (including Tenant) having the right to use the same.

Tenant acknowledges that Landlord may, but shall not be obligated to, seek to obtain Leadership in Energy and Environmental Design (LEED), WELL Building Standard, or other similar “green” certification with respect to the Project and/or the Premises, and Tenant agrees to reasonably cooperate with Landlord, and to provide such information and/or documentation as Landlord may reasonably request, in connection therewith, at no out of pocket cost to Tenant and subject to Tenant’s reasonable confidentiality measures, if any (it being agreed, however, that confidentiality measures will not apply to utility consumption).

8.Holding Over.  If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable

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upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord and Tenant may agree, and (iv) all other payments shall continue under the terms of this Lease.  If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of the Base Rent in effect during the last 30 days of the Term (plus 100% of all other Additional Rent due under the Lease at the rate specified in the Lease), and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages; and provided that, unless Landlord gave written notice to Tenant at least 30 days before the expiration of the Term that a subsequent tenant would be leasing the Premises or any part thereof and that Landlord reasonably anticipates holding over, even for less than 30 days, is reasonably likely to impact Landlord’s delivery schedule to such new tenant, Tenant shall be responsible for consequential damages only once Tenant’s holding over exceeds 30 days. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises.  Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9.Taxes.  Except as set forth below in this Section 9, Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed on or in connection with the Project and/or Lease and/or ownership thereof, by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes:  (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking (other than parking for a fee), or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project; provided, however, that Taxes shall not include assessments, charges, taxes, fees, levies, excises, license fees, permit fees, inspection fees, or other authorization fees, linkage, or other exactions required to be paid to obtain the governmental entitlements for the development, or redevelopment of the Project or charges to the extent allocable to the development, redevelopment, or installation of off-site infrastructure improvements (including without limitation street and intersection improvements, roads, rights of way, lighting, and signalization) required for the development or redevelopment of the Project (as opposed to ongoing maintenance or operational fees, charges or expenses associated therewith, including by the way of example, ongoing obligations under a TDMP (as defined below), which shall be included as part of Operating Expenses subject to the provisions of Section 5).  Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes.  Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder.  If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.  Tenant shall pay, prior to delinquency, all Taxes, if any, levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant.  If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, as reasonably evidenced by Landlord, Landlord shall have the right, but not the obligation, to pay such Taxes.  Landlord’s determination of any excess assessed valuation shall be made on a fair and equitable basis by Landlord, and shall be binding and conclusive, absent manifest error.  The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately

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upon demand.  As of the Effective Date, the Building is not a standalone tax parcel, and Landlord shall allocate Taxes across the larger tax parcel on a fair and equitable basis. In the event that Landlord elects to create a separate tax parcel for the Building (or an area of the Project comprising the Building and other buildings), Taxes applicable to such new tax parcel will be allocated by Landlord on a fair and equitable basis.  At all times during the Term of this Lease, Landlord shall allocate Taxes on a fair and equitable basis, and any change in the Landlord’s basis for allocating Taxes shall be communicated to Tenant by a written explanation of such change. If Tenant so requests from time to time, but not more than once with respect to any tax period, Landlord will provide an explanation of its method of allocation of the Taxes.

10.Parking.  Subject to all applicable Legal Requirements, Force Majeure (as defined in Section 34 below), and a Taking (as defined in Section 19 below), (i) Tenant shall have the right to park, at a rate of 2.5 cars per 1,000 rentable square feet of the Premises, in those areas of the Project designated by Landlord for non-reserved parking, subject to Landlord’s rules and regulations pursuant to Section 26, and (ii) Landlord shall provide the Project with first-come-first served, non-exclusive visitor parking spaces in the parking garages within the Project.  The site plan attached hereto as Exhibit I identifies the initial parking areas which Tenant has the non-exclusive right to use.  Such parking shall be on a first-come-first-served, non-exclusive basis.  Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project.  Landlord reserves the right, but not the obligation, to dictate specific locations of the Project that Tenant is permitted to use for its parking rights under this Section 10.  Landlord reserves the right to alter, change, modify, eliminate and/or add parking to the Project including by exercise of its rights pursuant to Section 45(o) so long as Tenant retains access to its rate of non-exclusive parking no farther away from the Premises than the boundary of what constitutes the Project as of the date of this Lease; and in any event Landlord will use commercially reasonable efforts to ensure that the areas available for Tenant’s non-exclusive parking are not farther from the Premises (other than to a de minimis extent) than the parking garage labelled as the “East Garage” on Exhibit I.  Landlord shall provide reasonable advance written notice to Tenant of any material changes to the areas for Tenant’s non-exclusive parking.  If, at any time during the Term, the Project is subject to a transportation demand management plan (“TDMP”) setting forth requirements related to parking at the Project, Tenant (at its sole cost and expense) shall comply with such TDMP as it relates to tenants, occupants and parkers, and all costs incurred by Landlord to ensure the Project complies with such TDMP shall be included as Operating Expenses in accordance with Section 5.  The current TDMP has been made available to Tenant.

11.Utilities, Services.

(a)Utilities, Janitorial Services.  Landlord shall provide, subject to the terms of this Section 11, water, tepid water, electricity, heat, light, power, sewer, gas and fire sprinklers (to the extent the Project is plumbed for such services), compressed air, and such other utilities as are provided to the Premises pursuant to the Work Letter (inclusive of its exhibits) (including, by way of example, chilled water and condenser water) (collectively, “Utilities”), (ii) refuse and trash collection and janitorial services for the Common Areas of the Building (collectively, “Landlord Janitorial Services”), and (iii) landscaping and reasonable removal of accumulations of ice and snow from drives and walkways.  The infrastructure for the Utilities shall be installed as set forth in the Plans and Specifications, and Landlord shall not replace such infrastructure with infrastructure having reduced capacities inconsistent with what was installed as set forth in the Plans and Specifications.  Landlord shall pay, subject to Tenant’s reimbursement obligation or inclusion of such costs as Operating Expenses subject to the provisions of Section 5, for all Utilities used on the Premises that are not separately metered or submetered (if any), all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon, as well as the cost for Landlord Janitorial Services.  As part of the Work Letter, all Utilities will be separately metered or submetered as of the Commencement Date.  Tenant shall arrange with the utility providers for, and shall pay directly to the utility providers, prior to delinquency, all separately metered or submetered Utilities and services which may be furnished to Tenant or the Premises during the Term.  To the extent the utility provider will not provide a separate account for billing to Tenant for submetered Utilities, Tenant shall reimburse Landlord within 30 days following invoice for Landlord’s payments to the applicable utility

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providers for Tenant’s submetered Utilities.  Further, Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities to the Premises (if any exist) based upon consumption as reasonably determined by Landlord, including taking into account prior usage, and all charges for Landlord Janitorial Services.  No interruption or failure of Utilities or Landlord Janitorial Services, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent, subject to the provisions of subparagraph (b), below.  Tenant agrees to limit use of water and sewer with respect to Tenant’s use of Common Areas to normal restroom use.  Utilities shall be available to the Premises 24 hours per day, 7 days per week, except in the case of emergencies or Force Majeure, as the result of governmental action or legal requirements, the failure of any utility provider to provide such Utilities, or temporary interruptions for the performance by Landlord or any utility provider of any installation, maintenance or repairs, or temporary interruptions in compliance with Section 45(o).  Landlord will provide reasonable advance notice of any planned interruption.  Tenant shall be responsible, at its sole cost and expense, for obtaining and paying for suitable and proper janitorial services for the Premises.

(b)Service Interruptions.  Notwithstanding anything to the contrary set forth herein, if (i) a stoppage or interruption of an Essential Service (as defined below) to the Premises shall occur and such stoppage or interruption is due solely to the gross negligence or willful misconduct of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage or interruption of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 5 consecutive business days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day’s Base Rent and Tenant’s Share of Operating Expenses for each day during which such Service Interruption continues after such 5 business day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent and Tenant’s Share of Operating Expenses shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises.  The rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services or utilities, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services or utilities.  The foregoing, however, shall not preclude Tenant from pursuing Self Help (as defined below) in accordance with and subject to Section 31.  For purposes hereof, the term “Essential Services” shall mean the following services:  natural gas, HVAC services, water, sewer (but excluding the Landlord Acid Neutralization System, because the same is maintained by Tenant) and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease.

(c)Emergency Generator.  Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide an emergency generator designed with a capacity of not less than 4 watts per square foot to the Premises located in Building 313 (Tenant acknowledging that such generator may serve both Tenant and other tenants of the Building, if applicable, and one or more other generators may be designated for the exclusive use of others from time to time during the Term), and (ii) to contract with a third party to maintain the emergency generator as per the manufacturer’s standard maintenance guidelines.  Except as otherwise provided in the immediately preceding sentence, Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generator is maintaining the generator as per the manufacturer’s standard guidelines or otherwise.  During any period of replacement, repair or maintenance of the emergency generator when the emergency generator is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or alternative sources of back-up power. Landlord shall use commercially reasonable efforts to provide Tenant with reasonable prior notice, of at least 48 hours, prior to any planned period of replacement,

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repair or maintenance of the emergency generators that will cause the same to be unavailable for more than a day.  Tenant acknowledges and agrees that (x) in connection with the proper verification of loads and maintenance of the emergency generator, that power will need to be transferred during routine testing, and (y) Tenant is responsible for cooperating with Landlord or Landlord’s third party contractor with respect to scheduling such routine tests and checking its own equipment loads as it operates during load transfer periods.  Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generator will be operational at all times or that emergency power will be available to the Premises when needed.  Tenant may install and operate its own emergency generator approximately in the locations shown on Exhibit M attached, at Tenant’s sole cost and expense, subject to Landlord’s reasonable approval of the exact location, design, capacity and plans and specifications for the installation thereof, and provided that (1) such emergency generator is installed subject to and in accordance with the terms and provisions of this Lease, including, without limitation, Section 12 and (if applicable) the Work Letter, and (2) without limiting the generality of the foregoing, Tenant’s operation of its own emergency generator is in compliance with and subject to all Legal Requirements and the terms and conditions of this Lease.  To the extent permitted by law, Tenant shall indemnify, defend and hold Landlord and the Landlord Indemnified Parties harmless from and against any Claims related to Tenant’s emergency generator or the use thereof or any personal injury or property damage related thereto or arising therefrom (except to the extent due to the gross negligence or willful misconduct of Landlord).

(d)Elevators. Landlord shall renovate the existing elevator in the Building and install an additional elevator in accordance with the Plans and Specifications, and thereafter during the Term Landlord shall not replace any of the elevators or related elevator systems with a new elevator or elevator systems that have a materially lower weight capacity or speed.  Landlord shall maintain the Building’s elevators in accordance with Section 13.

(e)Loading. As of the Effective Date, the Building does not contain or have access to a common loading dock.  Subject to Landlord obtaining all requisite permits and approvals on terms and conditions acceptable to Landlord (Landlord agreeing that it will use all good faith efforts to obtain the same), Landlord shall install a common enclosed loading dock (“Enclosed Dock”) in the approximate area identified for an Enclosed Dock on Exhibit M attached hereto at the time of Landlord’s Work under the Work Letter, and the Enclosed Dock shall be included in the Common Areas available for Tenant’s use.  If, utilizing such efforts, Landlord is not able to obtain such permits and approvals for an Enclosed Dock, then, subject to obtaining all requisite permits and approvals on terms and conditions acceptable to Landlord (Landlord agreeing that it will use all good faith efforts to obtain the same), Landlord shall install a common unenclosed loading lift (“Unenclosed Lift”) in the approximate area identified for an Unenclosed Lift on Exhibit M attached hereto at the time of Landlord’s Work under the Work Letter, and the Unenclosed Lift shall be included in the Common Areas available for Tenant’s use.  If, utilizing such efforts, Landlord is not able to obtain such permits and approvals for either an Enclosed Dock or an Unenclosed Lift, then (a) Tenant shall have the right in common with others to use the loading space available at the building located at 343 Arsenal Street, Watertown, MA, and such loading area shall be included in the Common Areas and (b) notwithstanding anything to the contrary in the Lease, reasonable delays resulting from reasonable Changes or Change Requests (as defined in the Work Letter) by Tenant to alter its Tenant Improvements (and plans) to accommodate such loading from 343 Arsenal Street shall not constitute a Tenant Delay and the reasonable increased cost of the Tenant Improvements or plans due to such changes in the Tenant Improvements (and plans) shall be paid by Landlord without use of the TI Allowance.

(f)Usage Data.  Tenant agrees to provide Landlord with access to Tenant’s water and/or energy usage data on a monthly basis, either by providing Tenant’s applicable utility login credentials to Landlord’s Measurabl online portal, or by another delivery method reasonably agreed to by Landlord and Tenant. The out of pocket costs and expenses incurred by Landlord in connection with receiving and analyzing such water and/or energy usage data (including, without limitation, as may be required pursuant to applicable Legal Requirements) shall be included as part of Operating Expenses subject to the provisions of Section 5.

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(g)Acid Neutralization System.  Landlord shall provide Tenant with access to and the right to connect to an acid neutralization system solely serving the Building 313 Premises (“Landlord Acid Neutralization System”) pursuant to the terms and conditions of this Lease.  The Landlord Acid Neutralization System will be installed pursuant and subject to the Work Letter.  Tenant shall pay 100% of ongoing operation costs of the Landlord Acid Neutralization System.  Landlord’s sole obligations for providing the Landlord Acid Neutralization System, or any acid neutralization system facilities, to Tenant shall be (the “Landlord Acid Neutralization Obligation”) (i) use reasonable efforts to obtain, at its sole cost and expense, and maintain all governmental, quasi-governmental and other permits, licenses, and authorizations required for the installation and operation of the Landlord Acid Neutralization System (including, without limitation, the permit required from the Massachusetts Water Resources Authority (“MWRA”) for discharge through the Landlord Acid Neutralization System (the “Discharge Permit”)), and (ii) the initial installation thereof in accordance with the Work Letter.  Tenant shall reasonably cooperate with Landlord and provide all information and documents necessary in connection with Landlord seeking and maintaining the Discharge Permit and, at Tenant’s request and expense, the parties shall cooperate as reasonably required thereafter in connection with seeking any reasonable modifications to the Discharge Permit required for Tenant’s operations within the Premises.  In the event that Landlord has not obtained the Discharge Permit by March 31, 2021, Tenant shall be permitted to obtain, at its sole cost and expense, and in its own name, the Discharge Permit and, in connection therewith, Landlord shall reasonably cooperate with Tenant at Tenant’s sole cost and expense and provide all information and documents necessary in connection with Tenant obtaining and maintaining the Discharge Permit.  Tenant will provide to Landlord, upon the receipt or giving thereof, copies of all of its material communications with all governmental agencies regarding the Landlord Acid Neutralization System.  Tenant shall maintain the Landlord Acid Neutralization System in the condition in which it was delivered, reasonable wear and tear and casualty (subject to the provisions of Section 17), condemnation, and damage caused by Landlord or any Landlord Parties excepted, as part of the Premises pursuant to Section 14, including pursuant to the manufacturer’s maintenance guidelines and requirements. Tenant shall establish and maintain a chemical safety program administered by a licensed, qualified individual in accordance with the requirements of the MWRA and any other applicable governmental authority.  Tenant shall be solely responsible for all costs incurred in connection with such chemical safety program, and Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of (a) the MWRA and any other applicable governmental authority with respect to such chemical safety program and (b) this Section (including without limitation maintenance records and the service contracts (which contracts shall be subject to Landlord’s reasonable approval)).  Tenant shall not introduce anything into the Landlord Acid Neutralization System (x) in violation of the terms of the Discharge Permit, (y) in violation of Legal Requirements or (z) that would interfere with the proper functioning of the Landlord Acid Neutralization System.  Notwithstanding anything herein to the contrary, if the Landlord Acid Neutralization System must be replaced and the cost thereof is not included in Tenant’s third party maintenance contract, then, Landlord shall replace the Landlord Acid Neutralization System, it being acknowledged, however, that Tenant shall be responsible for 100% of the costs incurred in connection therewith as part of Tenant’s Share of Operating Expense in accordance with Section 5 (including the amortization applied to Operating Expenses).

Tenant shall be solely responsible for the use of the Landlord Acid Neutralization System during the Term.  Tenant shall use, and cause all Tenant Parties to use, the Landlord Acid Neutralization System in accordance with this Lease and in accordance with all applicable Legal Requirements, the Discharge Permit and any permits and approvals from Governmental Authorities for or applicable to Tenant’s use of the Landlord Acid Neutralization System.  Tenant shall not take any action or make any omission that results in a violation of the Discharge Permit or any other permit or Legal Requirements applicable to the Landlord Acid Neutralization System.  The scope of the Decommissioning and HazMat Closure Plan (as defined in Section 28 of this Lease) shall include all actions for the proper cleaning, decommissioning and cessation of use of the Landlord Acid Neutralization System, and all requirements under this Lease for the surrender of the Premises shall also apply to cessation of use of the Landlord Acid Neutralization System, in each case whether at Lease expiration, termination or prior thereto.  Without in any way limiting the Landlord Acid Neutralization Obligations, Landlord shall have no obligation to provide Tenant with operational

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emergency or back-up acid neutralization facilities or to supervise, oversee or confirm that Tenant is maintaining the Landlord Acid Neutralization System as per the manufacturer’s standard guidelines or otherwise.  During any period of replacement, repair or maintenance of the Landlord Acid Neutralization System when such system is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up system or facilities.  Tenant expressly acknowledges and agrees that Landlord does not guaranty that such Landlord Acid Neutralization System will be operational at all times or that such system will be available to the Premises when needed.  Without in any way limiting the Landlord Acid Neutralization Obligations, in no event shall Landlord be liable to Tenant or any other party for any damages of any type, whether actual or consequential, suffered by Tenant or any such other person in the event that the Landlord Acid Neutralization System or back-up system, if any, or any replacement thereof fails or does not operate in a manner that meets Tenant’s requirements.

12.Alterations and Tenant’s Property.  Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration negatively affects the Building Structure or Building Systems, taking into account the mitigation, such as bracing, proposed as part of the Alterations, and shall not be otherwise unreasonably withheld (including in situations where the Alterations will have only a de minimus effect on the Building Structure or Building Systems, such as utility hook-ups, rebalancing, etc.).  If Landlord approves any Alterations, Landlord may impose such reasonable conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate, including without limitation requesting Tenant to remove and restore the same at the end of the Term to the extent provided below.  Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials.  Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements.  Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with applicable Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by applicable Legal Requirements as a result of any Alterations.  Tenant shall pay to Landlord, as Additional Rent, on demand, an amount equal to the reasonable (arms’ length) out-of-pocket third-party costs incurred by Landlord with respect to each Alteration (including, but not limited to, Landlord’s costs incurred to review Tenant’s plans and specifications and to monitor the construction of Alterations).  Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Notwithstanding the foregoing, no Landlord approval shall be required for (a) Alterations which are purely cosmetic in nature (such as paint) and do not exceed $25,000 in any single instance or series of related instances, and (b) Alterations which could not reasonably be expected to affect any Structural Items, Building Systems, or the Building slab or nearby soils and which cost less than $50,000 in any single instance or series of related instances, and less than $150,000 in the aggregate in any period of 12 calendar months.

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Tenant shall make arrangements reasonably satisfactory to Landlord to assure payment for the completion of all Alterations costing in excess of $250,000 for any one project or series of related projects (but expressly excluding the Tenant Improvements) free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction.  Upon completion of any Alterations, Tenant shall deliver to Landlord:  (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors (except that lien waivers shall not be required for those performing work in connection therewith valued at less than $25,000 in the aggregate per contractor/vendor); and (ii) “as built” plans for any such Alteration, to the extent that such Alterations required pulling a building permit.

Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) (including, for the avoidance of doubt, the Tenant Improvements (as defined in the Work Letter)) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof.  Notwithstanding the foregoing, Landlord shall, at the time of its approval of any Installation that is a specialty Installation, as opposed to a typical office/lab Installation, or that is an Installation that affects the Building structure or Building Systems or that is a Change resulting in modifications to the Base Building or Building Systems or structure under the Work Letter, notify Tenant whether Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence (and otherwise Tenant shall not be required to remove the same at the expiration or earlier termination of the Term).  For the avoidance of doubt, except as otherwise expressly set forth in the following sentence, Tenant shall not be obligated to remove the Tenant Improvements or Alterations.  Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building to the extent that it does not remain connected to equipment or improvements remaining in the Premises at both ends, (ii) if requested by Landlord when the Change is agreed upon, any portion of the Tenant Improvements that resulted from a Change and that modifies the Base Building or Building Systems or structure, (iii) any Installations for which Landlord has given Tenant notice of removal in accordance with this paragraph, and (iv) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections at the walls of the Premises and repairing any holes.  During any restoration period that continues beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.  If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant's Property to waive any lien Landlord may have against any of Tenant's Property, and Landlord consents to such waiver, then Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.

For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future, (y) “Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) “Installations” means all property of any kind paid for with the TI Fund (as defined in the Work Letter), all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.

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13.Landlord’s Repairs.  Landlord shall, at Landlord's sole expense (and not as an Operating Expense), be responsible for capital repairs and replacements of the roof (not including the roof membrane), the floor slab of the basement of the Building, exterior walls, structural columns and structural components of load bearing walls), and foundation of the Building (“Structural Items”), unless the need for such repairs or replacements is caused by Tenant or any Tenant Parties, in which case Tenant shall bear the full cost to repair or replace such Structural Items (subject to the provisions of Section 17).  Landlord shall (with all related costs included as an Operating Expense, subject to the provisions of the immediately preceding sentence and Section 5) be responsible for the routine maintenance and repair of such Structural Items, and maintain, repair and replace the roof membrane, the building façade, the floor slabs (other than the basement floor slabs), the utility lines serving the Building (to the extent not the responsibility of the utility company), and all of the exterior, parking and other Common Areas of the Project, including HVAC, electrical, plumbing, fire sprinklers, life safety, and all other building systems serving the Premises and other portions of the Project (“Building Systems”), all in good repair, reasonable wear and tear and, subject to the provisions of Section 17, damages caused by Tenant, or by any of Tenant, or by any of Tenant’s assignees, sublessees, licensees, agents, servants, employees, invitees and contractors (or any of Tenant’s assignees, sublessees and/or licensees respective agents, servants, employees, invitees and contractors) (collectively, “Tenant Parties”) excluded.  For the avoidance of doubt, Landlord shall (with all related costs included as an Operating Expense subject to the provisions of Section 5) be responsible for the maintenance and repair of the existing elevator in the Building as of the Effective Date and the new elevator to be constructed as part of Landlord’s Work.  Landlord shall (with all related costs included as an Operating Expense subject to the provisions of Section 5) maintain or engage third party venders to maintain the Utility infrastructure.  Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense.  Landlord reserves the right to stop Building Systems services when necessary, for reasonable periods (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed.  Except as set forth in Section 11(b), Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, (x) give Tenant reasonable prior notice, which shall be at least 48 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements and (y) use reasonable efforts to minimize any inconvenience imposed on Tenant resulting from any act by Landlord pursuant to this Section 13.  Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section 13 of which Tenant becomes aware after which Landlord shall affect such repair.  Landlord shall not be in default or otherwise liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for 30 days or such longer period as is reasonable required after Tenant’s written notice of the need for such repairs or maintenance.  Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein.  Repairs required as the result of fire, earthquake, flood, hurricane, sinkhole, tornado, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.  In connection with undertaking any repairs and maintenance by Landlord, Landlord shall use reasonable efforts not to unreasonably interfere with Tenant’s access to the Premises.

Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located and subject to the provisions of Section 5) and at Tenant’s expense (to the extent such Legal Requirement is triggered by reason of Tenant’s, as compared to other tenants of the Project, specific use of the Premises or Tenant’s Alterations) make any alterations or modifications to the Common Areas, Structural Items, and Building Systems or the exterior of the Building that are required by, and keep the same in compliance with, Legal Requirements (provided Landlord shall not be in default for failing to do so if such non-compliance does not have a material negative effect on Tenant). Tenant, at its sole expense, shall make any alterations or modifications to the interior or the exterior of the Premises or the Project (in a manner approved by Landlord) that are required by Legal Requirements to the extent resulting from Tenant’s particular use or occupancy of the Premises (or at Landlord’s election with respect to the Project (excluding the Premises), Landlord shall make the

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same at Tenant’s sole cost and expense).  Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all Claims arising out of or in connection with Legal Requirements to the extent arising from or related to Tenant’s use or occupancy of the Premises or Tenant’s Alterations, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement to the extent arising out of Tenant’s use or occupancy of the Premises or Tenant’s Alterations.

14.Tenant’s Repairs.  Except to the extent the same is expressly a Landlord obligation pursuant to Section 13, Tenant, at its sole expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls, reasonable wear and tear, casualty (subject to the provisions of Section 17), condemnation, and damages caused by Landlord, or by any of Landlord’s agents, servants, employees, invitees and contractors (collectively, “Landlord Parties”) excluded.  Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term; provided that if Tenant is able to keep the Premises in good condition, repair and working order (reasonable wear and tear, casualty (subject to the provisions of Section 17), condemnation, and damages caused by Landlord or Landlord Parties excepted) without capital repairs or replacements during the last 3 years of the Term, then Tenant shall not be obligated to make capital repairs or replacements during such time.  Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure.  If Tenant fails to commence cure of such failure within 20 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion within a reasonable period, Landlord may perform such work and shall be reimbursed by Tenant for the reasonable out of pocket costs of such cure within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or an emergency is imminent, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the reasonable out of pocket costs of such cure from Tenant.  Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15.Mechanic’s Liens.  Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 15 days after notice of the filing thereof, at Tenant’s sole cost, and shall otherwise keep the Premises and the Project free from any liens (other than inchoate liens) arising out of work performed, materials furnished or obligations incurred by Tenant.  Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent.  If Tenant shall lease or finance the acquisition of office or lab equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant shall cause any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant to on its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises.  In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in within the Premises.

16.Indemnification.  Tenant hereby indemnifies and agrees to defend, save and hold Landlord, its officers, directors, employees, managers, agents, sub-agents, property manager, constituent entities, affiliates and lease signatory(ies) (collectively, “Landlord Indemnified Parties”) harmless from and against any and all actions (including, without limitation, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages, expenses (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, death to persons or property damage occurring within or about the Premises), liabilities or losses (collectively, “Claims”), arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of

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any of its obligations hereunder, except to the extent caused by the willful misconduct or negligence of Landlord Indemnified Parties.  Landlord Indemnified Parties shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises).  Tenant further waives any and all Claims for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records).  Landlord Indemnified Parties shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or their invitees. Notwithstanding anything in the lease to the contrary, Tenant shall not be liable for any consequential or indirect damages, other than to the extent set forth in Section 8 and to the extent resulting from violations of the provisions of Section 30.

17.Insurance.  Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project, subject to an agreed amount endorsement, and rental interruption insurance with extra expense coverage.  Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 per occurrence, $5,000,000 in the aggregate for bodily injury and property damage with respect to the Project.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project.  All such insurance shall be included as part of the Operating Expenses, subject to the provisions of Section 5.  The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations) with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.  Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s particular use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term:  all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with employers liability limits of $1,000,000 bodily injury by accident – each accident, $1,000,000 bodily injury by disease – policy limit, and $1,000,000 bodily injury by disease – each employee; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises.  The commercial general liability insurance maintained by Tenant shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities, affiliates and lease signatory(ies) (collectively, “Landlord Insured Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A- and financial category rating of at least Class VII in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; not contain a hostile fire exclusion; contain a contractual liability endorsement; and provide primary coverage to Landlord Insured Parties (any policy issued to Landlord Insured Parties providing duplicate or similar coverage shall be deemed excess over Tenant’s policies, regardless of limits). Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant prior to (i) the earlier to occur of (x) the Commencement Date, or (y) the date that Tenant accesses the Premises under this Lease, and (ii) each renewal of said insurance.  Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.  Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

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In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to:  (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against.  Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage.  The failure of a party to insure its property shall not void this waiver.  Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever.  If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels reasonably determined by Landlord as then being generally required of commercial tenants in office/lab buildings within the Cambridge/Watertown market.

18.Restoration.  If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other casualty, Landlord shall notify Tenant within 60 days after discovery of such damage or notice of the same as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”), and indicating whether Landlord believes such damage is likely to be covered by Landlord’s insurance.  If the Restoration Period is estimated to exceed 15 months (the “Maximum Restoration Period”), each of Landlord and Tenant may deliver a written notice to the other party electing to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided that, if Tenant has expanded into 200 Talcott and there are similarly affected tenants in 200 Talcott, then with respect to Landlord’s termination notice, Landlord is also terminating the leases of all similarly affected tenants in 200 Talcott. If the casualty is not covered by Landlord’s insurance or Landlord otherwise indicates that it will not receive sufficient insurance proceeds to restore, and in either case, Landlord notifies Tenant that it will not restore the Premises, then Landlord or Tenant may, within 60 days following such notice, elect to terminate this Lease.  Unless either party so elects to terminate this Lease, Landlord shall promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant) and the Common Areas required to fulfill the Landlord’s obligations under this Lease, subject to Landlord’s receipt of sufficient insurance proceeds (unless Landlord elects to restore notwithstanding that insurance proceeds are not available), with any commercially reasonable deductible to be treated as a current Operating Expense, and further subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”).  Landlord and Tenant shall reasonably cooperate with respect to insurance claims. In connection with obtaining any mortgage encumbering the Building, Landlord shall use reasonable efforts to cause its lender(s) to agree to disburse insurance proceeds to the extent required for the Landlord’s restoration obligations under this Lease, subject to commercially reasonable conditions.  If the repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Tenant may, in its sole and absolute discretion, terminate this Lease by at least 75 days’ prior written notice to Landlord given within 15 days following expiration of the Maximum Restoration Period or, if longer, the Restoration Period; provided that such termination notice shall be null and void if Landlord substantially completes the restoration within such 75-day period).

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Following substantial completion of Landlord’s restoration, Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure events or to obtain Hazardous Material Clearances, all repairs or restoration to the Premises not required to be done by Landlord (subject to Tenant’s right to make Alterations in accordance with this Lease).  Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 30 days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period.  Notwithstanding anything to the contrary contained herein, Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for restoration; provided that Landlord may restore notwithstanding that insurance proceeds are not available and in such case the Lease will not be terminated.  Rent shall be abated from the date of any such casualty until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable for Tenant’s business purposes by Tenant bears to the total area of the Premises, except to the extent, if any, as Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business, as determined by Tenant in its reasonable discretion.  Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19.Condemnation.  If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would either prevent or materially interfere with Tenant’s use of the Premises (as determined by Tenant, in Tenant’s reasonable judgment) or materially interfere with or impair Landlord’s ownership or operation of the Project (as determined by Landlord, in Landlord’s reasonable judgment), then upon written notice by Landlord or Tenant this Lease shall terminate and Rent shall be apportioned as of said date. In the event of any Taking that prevents reasonable access to the Premises, or of a portion of the Premises that renders the Premises unusable for Tenant’s business, then Tenant may terminate this Lease upon written notice to Landlord, in which case this Lease shall terminate on the date set forth in such notice and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as Landlord determines may be fair and reasonable under the circumstances.  Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. In addition, Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant.  Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

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20.Events of Default.  Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a)Payment Defaults.

(i)Tenant shall fail to pay any installment of Base Rent or Tenant’s Share of Operating Expenses within five (5) days after notice that such amounts are past due; provided that Landlord shall have no obligation to give any such notice more than one time in any 12-month period, and thereafter, for the next 12 months, any failure to pay any installment of either Base Rent or Tenant’s Share of Operating Expenses when due shall be an Event of Default without such notice and grace period.

(ii)Tenant shall fail to pay any other payment hereunder within five (5) days after notice that such amounts are past due.

(b)Insurance.  Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c)Abandonment.  Tenant shall abandon the Premises.  Tenant shall not be deemed to have abandoned the Premises if Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, (i) Tenant completes Tenant’s obligations under the Decommissioning and HazMat Closure Plan in compliance with Section 28, (ii) Tenant has obtained the release of the Premises of all Hazardous Materials Clearances and the Premises are free from any residual impact from the Tenant HazMat Operations and provides reasonably detailed documentation to Landlord confirming such matters, (iii) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (iv) Tenant continues during the balance of the Term to satisfy and perform all of Tenant’s obligations under this Lease as they come due. Temporary non-use of the Premises, as appropriate, for repair, restoration, remodeling, change from research to development or another phase of Tenant’s business that complies with the Permitted Use, casualty or other Force Majeure occurrence shall not be deemed to be abandonment provided all appropriate safeguards are taken with respect to all Hazardous Materials as demonstrated to Landlord in advance.

(d)Improper Transfer.  Tenant shall assign, sublease or otherwise transfer or purport to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein (the parties acknowledging that executing a sublease document that by its terms is conditioned on obtaining Landlord’s written consent to such sublease and only effective if Landlord’s written consent is given shall not be deemed in violation of this Section 20(d)), or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e)Liens.  Tenant shall fail to discharge, bond over, or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 15 days after notice that any such lien is filed against the Premises.

(f)Insolvency Events.  Tenant shall:  (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) be dissolved or otherwise fail to maintain its legal existence.

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(g)Estoppel Certificate or Subordination Agreement.  Tenant fails to execute any document required from Tenant under Sections 23 or 27 within the time periods set forth in such applicable Section after notice and an additional 5 day period to cure the same.

(h)Other Defaults.  Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 20 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall:  (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice in compliance with applicable, unwaivable Legal Requirements; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 20 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 20 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 120 days from the date of Landlord’s notice (provided that, if such default is capable of being cured by Tenant (but such cure is not capable of being completed within 120 days of the commencement of such cure) and Tenant diligently and continuously carried out its cure efforts for such 120-day period, then Landlord shall not unreasonably withhold its agreement to extend the deadline for Tenant to cure to the date that is 180 days from the date of Landlord’s notice).

21.Landlord’s Remedies.

(a)Performance; Payment; Interest.  If default by Tenant shall occur in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained. Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and with only such notice, if any, as may be practicable under the circumstances in the case of an emergency or in case such default will result in a violation of any Legal Requirement or insurance requirements, or in the imposition of any lien against all or any portion of the Premises or the Project not discharged, released or bonded over to Landlord’s satisfaction by Tenant within the time period required pursuant to Section 15 of this Lease, and (b) in any other case if such default continues after any applicable notice and cure period provided in Section 20.  All reasonable out-of-pocket costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all reasonable costs and expenses, including attorneys’ fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) successfully (either through judgment, settlement or otherwise) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, together with interest thereon, from the date such sums were due if not paid by Tenant, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be paid by Tenant to Landlord within 10 days following demand as Additional Rent, accompanied by reasonable back-up evidencing such costs.  Except as set forth in Section 21(c)(ii), nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b)Late Payment Rent.  Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after notice that such payment is past due (provided that no such notice shall be required more than one time in any 12 month period, and thereafter for the next 12 months, the late charge shall be due upon delinquent payment without notice or cure periods), Tenant shall pay to Landlord an additional sum of 5% of the overdue Rent as a late charge.  The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.  Notwithstanding anything herein to the contrary, (i) no late charge shall accrue on any interest incurred by Tenant under this Section 21(b), and (ii) no interest shall accrue on any late charge incurred by Tenant under this Section 21(b).

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(c)Additional Remedies.  Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever (except as otherwise expressly provided in Section 21(c)(v) with respect to Landlord’s Lump Sum Election or where required pursuant to non-waivable Legal Requirements).  No cure in whole or in part of such Default by Tenant after Landlord has taken any action beyond giving Tenant notice of such Default to pursue any remedy provided for herein (including retaining counsel to file an action or otherwise pursue any remedies) shall in any way affect Landlord’s right to pursue such remedy or any other remedy provided Landlord herein or under law or in equity, unless Landlord, in its sole discretion, elects to waive such Default.

(i)This Lease and the Term and estate hereby granted are subject to the limitation that whenever a Default shall have happened and be continuing, Landlord shall have the right, at its election, then or thereafter while any such Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord’s intention to terminate this Lease on a date specified in such notice, which date shall be not less than 5 days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of this Lease, and all rights of Tenant hereunder shall expire and terminate, and Tenant shall be liable as hereinafter in this Section 21(c) provided.  If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant.  Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, subject to Section 21(c)(ii) from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make commercially reasonable alterations in and repairs to the Premises.

(ii)Landlord shall be deemed to have satisfied any obligation to mitigate its damages by hiring an experienced commercial real estate broker to market the Premises and directing such broker to advertise and show the Premises to prospective tenants.

(iii)In the event of any termination of this Lease as in this Section 21 provided or as required or permitted by law or in equity, Tenant shall forthwith quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same free of any rights of Tenant, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises.

(iv)If this Lease is terminated or if Landlord shall re-enter the Premises as aforesaid, or in the event of the termination of this Lease, or of re-entry, by or under any proceeding or action or any provision of law by reason of a Default by Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed in this Lease for the payment thereof, amounts equal to the installments of Base Rent and all Additional Rent as they would, under the terms of this Lease become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, or for the whole thereof, but in the event that the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all of Landlord’s actual expenses incurred in reletting the Premises (including, without limitation, tenant improvement, demising and remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith,

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in the following manner:  Amounts received by Landlord after reletting, if any, shall first be applied against such Landlord’s actual expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery by Landlord no in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such actual expenses have been completely recovered by Landlord, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant.  Further, Tenant shall not be entitled to any credit of any kind for any period after the date when the Term of this Lease is scheduled to expire according to its terms.

Actions, proceedings or suits for the recovery of damages, whether liquidated or other damages, under this Lease, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.

(v)In addition, Landlord, at its election, notwithstanding any other provision of this Lease, by written notice to Tenant (the “Lump Sum Election”), shall be entitled to recover from Tenant, as and for liquidated damages, at any time following any termination of this Lease, a lump sum payment representing, at the time of Landlord’s written notice of its Lump Sum Election, the sum of:

(A)the then present value (calculated in accordance with accepted financial practice using as the discount rate the yield to maturity on United States Treasury Notes as set forth below) of the amount of unpaid Base Rent and Additional Rent that would have been payable pursuant to this Lease for the remainder of the Term following Landlord’s Lump Sum Election if this Lease had not been terminated, and

(B)all other damages and out of pocket expenses (including attorneys’ fees and expenses), if any, which Landlord shall have sustained by reason of the breach of any provision of this Lease; less

(C)the net rental revenue for the Premises for the balance of the Term, calculated based on the then present value (calculated in accordance with accepted financial practice using as the discount rate the yield to maturity on United States Treasury Notes as set forth below) of the aggregate net fair market rent plus additional charges payable for the Premises (if less than the then present value of Base Rent and Additional Rent that would have been payable pursuant to this Lease) for the remainder of the Term following Landlord’s Lump Sum Election, calculated as of the date of Landlord’s Lump Sum Election, and taking into account reasonable estimates of the length of time until the space will be leased and rent will commence to be paid, and future costs to relet any then vacant portions of the Premises (except to the extent that Tenant has actually paid such costs pursuant to this Section 21).

Landlord’s recovery under its Lump Sum Election shall be in addition to Tenant’s obligations to pay Base Rent and Additional Rent due and costs incurred prior to the date of Landlord’s Lump Sum Election, and in lieu of any Base Rent and Additional Rent which would otherwise have been due under this Section from and after the date of Landlord’s Lump Sum Election.  The yield to maturity on United States Treasury Notes having a maturity date that is nearest the date that would have been the last day of the Term of the Lease, as reported in The Wall Street Journal or a comparable publication if it ceases to publish such yields, shall be used in calculating present values for purposes of Landlord’s Lump Sum Election.  For the purposes of

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this Section, if Landlord makes the Lump Sum Election to recover liquidated damages in accordance with this Section, the total Additional Rent shall be computed based upon Landlord’s reasonable estimate of Tenant’s Share of Operating Expenses and other Additional Rent for each 12-month period in what would have been the remainder of the Term of the Lease and any part thereof at the end of such remainder of the Term, but in no event less than the amounts therefor payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have elapsed since the date hereof, the partial year increased to be on an annualized basis) immediately preceding the date of Landlord’s Lump Sum Election.  Amounts of Tenant’s Share of Operating Expenses and any other Additional Rent for any partial year at the beginning of the Term, for the month in which the Lump Sum Election is made, or at the end of what would have been the remainder of the Term shall be prorated.

(vi)Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law, whether such amount shall be greater or less than the excess referred to above.

(vii)Nothing in this Section 21 shall be deemed to affect the right of either party to indemnifications pursuant to this Lease, which shall be in addition to the remedies set forth in this Section 21.

(viii)If Landlord terminates this Lease upon the occurrence of a Default, Tenant will quit and surrender the Premises to Landlord or its agents, and Landlord may, without further notice, enter upon, re-enter and repossess the Premises by summary proceedings, ejectment or otherwise.  The words “enter”, “re-enter”, and “re-entry” are not restricted to their technical legal meanings.

(ix)If Tenant shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that Tenant was in default, Tenant shall pay to Landlord all reasonable, out of pocket fees, costs and other expenses which may become payable as a result thereof or in connection therewith, including reasonable attorneys’ fees and expenses.

(x)Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d).

(xi)In the event that Tenant is in breach or Default under this Lease, whether or not Landlord exercises its right to terminate or any other remedy, Tenant shall reimburse Landlord upon demand for any out-of-pocket costs and expenses that Landlord may incur in connection with any such breach or Default (provided Tenant was in breach or Default; i.e., if Tenant disputes that it was in Default or breach and prevails, no amounts are due to Landlord under this sentence).  Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability, including without limitation, legal fees and costs Landlord shall incur if Landlord shall become or be made a party to any claim or action instituted by Tenant against any third party, by any third party against Tenant or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant (except to the extent that Landlord is determined to be at fault).

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(d)Except as otherwise provided in this Section 21, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing.  No waiver of any provision of this Lease shall be deemed to have been made unless expressly so made in writing by the party expressly waiving such provision.  Landlord shall be entitled, to the extent permitted by law, to seek injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to seek a decree compelling observance or performance of any provision of this Lease, or to seek any other legal or equitable remedy.

(e)In the event that either party should bring suit or commence any suit or proceeding related to this Lease, then all reasonable costs and expenses, including reasonable attorneys’ fees and expert fees, incurred by the prevailing party relating to such legal action shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

22.Assignment and Subletting.

(a)General Prohibition.  Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect.  If Tenant is a corporation, partnership (limited, general or other) or limited liability company (or other business associations), the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 50% or more of the issued and outstanding shares or other ownership interests of such corporation, partnership (limited, general or other) or limited liability company (or other business associations) are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities (or other business associations) which were owners thereof at time of execution of this Lease to persons or entities (or other business associations) who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company (or other business associations) at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.  In no event shall the public offering, issuance, or transfer of an ownership interest in Tenant, directly or indirectly, on an actively traded stock exchange or over-the-counter market be deemed to be a transfer of interest subject to this Section 22.

(b)Permitted Transfers.

(i)If Tenant desires to assign, sublease, license, hypothecate or otherwise transfer this Lease or sublet or license the Premises or any portion thereof other than pursuant to a Permitted Assignment or Shared Space Agreement (each as defined below), then at least 15 business days, but not more than 90 days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and, if the proposed assignee or subtenant will use, store, handle, treat, generate, release or dispose of Hazardous Materials in, about or from the Premises (other than ordinary office and cleaning supplies in customary quantities for office use in the ordinary course), any Hazardous Materials proposed to be used, stored, handled, treated, generated in or released or disposed of in, about or from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease (and the final sublease or assignment will be delivered to Landlord prior to the effective date) and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice:  (i) grant such consent, (ii) refuse

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such consent, in its reasonable discretion, or (iii) other than in the case of Permitted Assignments, in the event Tenant’s request is for an assignment or a sublease of greater than 50% of the Premises for all or substantially all of the then-remaining Term, terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”).  For the avoidance of doubt, a Shared Space Arrangement is merely a license and neither a sublet nor an assignment.  Without limiting the other grounds upon which it may be reasonable for Landlord to refuse consent, it shall be deemed reasonable for Landlord to refuse consent if (1) the proposed assignee or subtenant (or such party’s affiliates, principals or predecessors) has been required to take remedial action in connection with Hazardous Materials in a manner that is inconsistent with the standards for operation of a first class office and laboratory project or Landlord otherwise determines that the proposed assignee’s or subtenant’s use of the Premises presents a risk associated with Hazardous Materials that is inconsistent with a first class office and laboratory project, in each case taking into account and considering the size, experience, and use of the proposed assignee or subtenant; (2) the proposed assignee or subtenant is a governmental agency; (3) the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial such that they may (a) attract or cause negative publicity for or about the Building or the Project, (b) negatively affect the reputation of the Building, the Project or Landlord, (c) attract protestors to the Building or the Project, or (d) lessen the attractiveness of the Building or the Project to any tenants or prospective tenants, purchasers or lenders; (4) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (5) for assignments of the Lease and sublets of more than 20,000 rentable square feet, the proposed assignee or subtenant, or any entity that, directly or indirectly, controls, is controlled by, or is under common control with the proposed assignee or subtenant, is then an occupant of the Project and there is alternative space in the Project available that would be reasonably acceptable to the proposed assignee or subtenant; (6) the proposed assignee or subtenant is an entity with whom Landlord is negotiating to lease space in the Project; or (7) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would require increased services by Landlord.  If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination.  If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect.  If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice.  No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer.  Tenant shall pay to Landlord a fee equal to Two Thousand Five Hundred Dollars ($2,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents.

(ii)Permitted Assignments.  Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by, or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Landlord shall have the right to receive a copy of any such sublease or assignment.  In addition, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord (unless such notice is prohibited by Legal Requirements or confidentiality provisions, in which case such notice shall be provided at such time as permitted by Legal Requirements in confidentiality provision, but no later than the effective date of such assignment) but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with GAAP) of the assignee is not less than the net worth

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(as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee has assumed in writing all of the terms, covenants and conditions of this Lease effective as of the effective date of such assignment (a “Corporate Permitted Assignment”).  Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”  For the avoidance of doubt, a Shared Space Arrangement (defined below) is merely a license and neither a sublet nor an assignment.

(iii)Share Space Arrangements.  In addition, Tenant may from time to time enter into license agreements (each, a “Shared Space Agreement”) with entities engaged in working partnerships with Tenant (each, a “Space Occupant”) to share the use of lab benches and related areas within the Premises as “Shared Space Area,” and such Shared Space Arrangements shall not require Landlord’s consent under this Section 22(b)(iii); provided that, no less than 15 business days prior to the effective date of such Shared Space Agreement or use of the Premises by the Space Occupant, Tenant provides Landlord with (i) a copy of the Shared Space Agreement (which may be redacted to protect confidential information) and an explanation of the relationship between Tenant and the Space Occupant and such information about the Space Occupant as Landlord may reasonably request, (ii) an acknowledgement (an “Acknowledgement”) in the form attached hereto as Exhibit H executed by Tenant and the Space Occupant, and (iii) such Shared Space Agreement, such Space Occupant, and the use of the Shared Space Area otherwise complies with the provisions of this Section.  Landlord shall have the right to countersign the Acknowledgement, but failure of Landlord to do so shall not impact the efficacy of the Acknowledgement or the Shared Space Agreement, it being acknowledged that Tenant does not require Landlord’s consent so long as it complies with the provisions of this Section 22(b)(iii).  Tenant shall not enter into more than three Shared Space Agreements at any one time, or any Shared Space Agreement for a term longer than three years; and no more than 30 people shall be permitted to use the Premises at any one time under any and all Shared Space Agreements collectively.  Each Shared Space Agreement shall be subject to the terms of this Lease, and each Space Occupant shall use the Premises only in a manner consistent with Tenant’s current research in the Premises and subject to and in compliance with all of the provisions of this Lease (but for the avoidance of doubt Space Occupant shall not be responsible for Base Rent and Operating Expenses or for repairs and maintenance of areas not used by Space Occupant unless the need therefor is caused by Space Occupant), including, without limitation, Sections 7 and this Section 22(b)(iii) (provided, notwithstanding anything herein to the contrary, (i) the Space Occupant shall not be permitted to further share, sublease, sublicense or otherwise transfer the Shared Space Agreement or its rights thereunder, and (ii) the following insurance minimums shall be imposed on Space Occupant: commercial general liability insurance ($1,000,000 per occurrence, $2,000,000 in the aggregate), commercial umbrella ($1,000,000), non-owned/hired automobile liability ($1,000,000), and workers’ compensation (statutory requirements with employers’ liability limits of no less than $500,000)), and only for the use expressly permitted pursuant to this Lease and keeping with the standards of the Building and Project.  In no event shall any Shared Space Agreement, Acknowledgement (whether or not countersigned by Landlord), or use of the Premises or any portion thereof by a Space Occupant create or be deemed to create any right, title or interest of such Space Occupant in this Lease or the Premises, other than a license right between Tenant and Space Occupant.  Any Shared Space Agreement with any Space Occupant shall terminate automatically upon the expiration or earlier termination of the Term of this Lease.  Any Shared Space Agreement shall be for a valid business purpose and not to circumvent the provisions of this Section 22.  The rights set forth in this paragraph are personal to Constellation Pharmaceuticals, Inc., and any assignee of Constellation Pharmaceuticals, Inc. pursuant to Permitted Assignments and, except with respect to such assignee pursuant to Permitted Assignments, shall not inure to the benefit of any successor, assignee or subtenant of Constellation Pharmaceuticals, Inc, other than a successor tenant by Permitted Assignment.  Tenant shall be fully responsible for the conduct of all Space Occupants and the agents, servants, employees, invitees and contractors of each Space Occupant within the Shared Space Area and the Project, and Tenant’s indemnification obligations set forth in the Lease shall apply with respect to the conduct, acts and omissions of such parties within the Premises and Project.  Without limiting the foregoing, Tenant shall indemnify, defend, save and hold harmless the Landlord Indemnified Parties from and against any and all Claims arising directly or indirectly out of or related to any Shared Space Agreement or Space Occupant, or the use of the Premises thereby or therefor.

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(c)Additional Conditions.  As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i)that any assignee or subtenant agrees, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii)If the proposed assignee or subtenant will use, store, handle, treat, generate in or release or dispose of from the Premises Hazardous Materials (other than ordinary office and cleaning supplies in customary quantities for office use in the ordinary course), a list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents reasonably required by Landlord relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, if any, prior to the proposed assignment or subletting, including, without limitation:  permits; approvals, management plans, plans relating to the installation of any storage tanks to be installed in or under the Project (provided, except as set forth in Section 30(f) below, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks.  Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d)No Release of Tenant, Sharing of Excess Rents.  Notwithstanding any assignment or subletting, Tenant shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease.  If the Rent actually paid by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration reasonably or more properly allocable therefor or reasonably incident thereto), other than with respect to Permitted Assignments, exceeds the sum of the rental payable under this Lease (excluding however, any Rent payable under this Section), the then-remaining unamortized amount (amortized over the base term of this Lease) of the Excess TI Costs (as defined in the Work Letter), and actual and reasonable transaction expenses reasonably incurred in connection with the sublease or assignment, including the brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease or assignment) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant.  If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e)No Waiver.  The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease.  The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

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(f)Prior Conduct of Proposed Transferee.  Notwithstanding any other provision of this Section 22, other than with respect to Permitted Assignments, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, or (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23.Estoppel Certificate.  Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon.  Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.  Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution. Landlord shall, within 15 business days of written notice from Tenant, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender, assignee, or subtenant, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that to Landlord’s actual knowledge there are not any uncured defaults on the part of Tenant hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease as may be reasonably requested thereon.  Any such statement may be relied upon by any prospective lender, assignee, or subtenant.

24.Quiet Enjoyment.  So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25.Prorations.  All prorations required or permitted to be made hereunder shall be made on the basis of a 360-day year and 30-day months.

26.Rules and Regulations.  Tenant and any and all Tenant Parties shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established, modified or amended by Landlord covering use of the Premises and the Project of which Tenant has prior notice.  The current rules and regulations are attached hereto as Exhibit E.  If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control.  Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

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In addition to the foregoing, Landlord shall have the right, upon notice to Tenant, to institute, modify or amend at any time or from time to time reasonable rules and regulations related to Tenant’s use of the Amenities, including by way of example but not limitation, requirements related to reservation systems for conference facilities that may be a part of the Amenities (as opposed to Tenant’s conference rooms within its Premises), designation of permitted caterers or restaurants that may serve any conference facilities that may be a part of the Amenities (as opposed to Tenant’s conference rooms within its Premises), reasonable fees for the use of conference facilities that may be a part of the Amenities (as opposed to Tenant’s conference rooms within its Premises), liability waivers for individuals using gyms, and access card entry requirements.  Tenant and any and all Tenant Parties shall comply with all such rules and regulations.

Tenant shall be responsible for compliance by all Tenant Parties with all rules and regulations.  Tenant will reimburse Landlord for all damages caused by Tenant’s or any Tenant Party’s failure to comply with the provisions of this Section 26 and will also pay to Landlord, as Additional Rent, an amount equal to any increase in insurance premiums caused by such failure to comply, as reasonably evidenced by Landlord.

27.Subordination.  This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Building or the Premises or larger parcel or parcels that includes the Building or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage and, in furtherance thereof, the Holder has executed a commercially customary SNDA for a tenant and lease in the nature of this Lease recognizing Tenant’s rights under this Lease to the extent and subject to limitations in a commercially customary SNDA for a tenant and lease in the nature of this Lease.  Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder.  Tenant agrees upon demand to execute, acknowledge and deliver such commercially customary instruments, confirming such subordination, and such commercially customary instruments of attornment as shall be requested by any such Holder, provided any such instruments contain commercially customary non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof and that Tenant’s rights under this Lease shall be recognized by such Holder to the extent and subject to limitations in a commercially customary SNDA for a tenant and lease in the nature of this Lease.  Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder.  The term “Mortgage” whenever used in this Lease shall be deemed to include mortgages, deeds of trust, security assignments and any other encumbrances securing financing of the Building or Project, and any reference to the “Holder” of a Mortgage shall be deemed to include the mortgagee or beneficiary under a deed of trust.

As of the date of this Lease, Landlord acknowledges it has not executed a Mortgage encumbering the Project.  If during the Term there is a Mortgage encumbering the Project, Landlord agrees to use reasonable efforts to cause the Holder of the then-current Mortgage to enter into a commercially customary subordination, non-disturbance and attornment agreement ("SNDA") with Tenant with respect to this Lease on a commercially customary form for a tenant and lease in the nature of this Lease that provides, among other things, that so long as Tenant is not in Default of its obligations under this Lease, foreclosure or other enforcement of such Mortgage shall not terminate Tenant’s right to possession of the Premises and that Tenant’s rights under this Lease shall be recognized by such Holder to the extent and subject to limitations in a commercially customary SNDA for a tenant and lease in the nature of this Lease.  Landlord's failure to cause the Holder to enter into the SNDA with Tenant shall not be a default by Landlord under this Lease.

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28.Surrender.  Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord (or required by this Lease) to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises (other than Excluded Matters and that which Tenant demonstrates to Landlord’s reasonable satisfaction was not brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by Tenant or a Tenant Party) (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss, condemnation covered by Sections 18 and 19 and damage caused by Landlord or Landlord Parties excepted.  At least 3 months prior to the surrender of the Premises or such earlier date as Tenant may elect to cease operations at the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord (or required) to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact on the Premises or the Project from the Tenant HazMat Operations and released for unrestricted use and occupancy for office and laboratory purposes (the “Decommissioning and HazMat Closure Plan").  For the avoidance of doubt, Tenant is not responsible to remediate or otherwise remove or abate Excluded Matters (as defined below).  Such Decommissioning and HazMat Closure Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises during the Term by any person other than Landlord or a Landlord Indemnified Party, and shall be subject to the reasonable review and approval of Landlord’s environmental consultant.  In connection with the review and approval of the Decommissioning and HazMat Closure Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall reasonably request.  On or before such surrender, Tenant shall deliver to Landlord evidence that the Decommissioning and HazMat Closure Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations.  Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of-pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Decommissioning and HazMat Closure Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $2,500.  Landlord shall have the unrestricted right to deliver such Decommissioning and HazMat Closure Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.  The parties recognize that the duration of the cessation of operations may be taken into account when preparing the Decommissioning and HazMat Closure Plan.

If Tenant shall fail to prepare or submit a Decommissioning and HazMat Closure Plan approved by Landlord, or if Tenant shall fail to complete the approved Decommissioning and HazMat Closure Plan, or if such Decommissioning and HazMat Closure Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the out-of-pocket cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant.  If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key.  Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and

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may, with at least 5 days’ prior notice to Tenant, be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property.  All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30.Environmental Requirements.

(a)Prohibition/Compliance/Indemnity.  Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated  in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party.  If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project and/or any adjacent property or if contamination of the Premises, the Project and/or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises during the Term (or any holding over) by anyone other than Landlord or a Landlord Indemnified Party, then, except for Excluded Matters (as defined below), Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, managers, agents, sub-agents, and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, consequential damages, punitive damages and damages based upon diminution in value of the Premises or the Project (in the case of diminution in value, then only to the extent based upon, related to, or arising out of the acts or negligent omissions of Tenant or any Tenant Party), or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises, the Building, the Project or any other adjacent property.  Without limiting the foregoing, if the presence of any Hazardous Materials in, on or under the Premises, the Building, the Project or any adjacent property caused by or permitted by Tenant or any Tenant Party results in any contamination, Tenant shall promptly notify Landlord upon discovering the same and shall take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project and/or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building or the Project.  Notwithstanding anything to the contrary contained in this Section 30(a) or otherwise, Tenant shall not be responsible for the clean-up or remediation of, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (“Excluded

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Matters”), (i) contamination in the Premises that Tenant can demonstrate was present in the Premises prior to the date of Substantial Completion of the Tenant Improvements in the Premises (or any earlier date of entry onto the Premises by Tenant or any Tenant Parties during which early entry Tenant or the Tenant Parties utilize or introduce Hazardous Materials) (the parties acknowledging that those pre-existing Hazardous Materials conditions identified in the documents referenced on Exhibit N (the “Reports”) as being present at the Building (including any such ACMs, PACMs, and lead paint) have been present in the Building prior to the date of Substantial Completion of the Tenant Improvements), (ii) Hazardous Materials conditions on the Project outside the Premises, or (iii) any environmental condition resulting from the presence of any Hazardous Material that migrates into the Premises from outside the Premises, except, in any case of clauses (i) – (iii), to the extent Tenant and/or any of the Tenant Parties have exacerbated or contributed to such contamination or migration.  If Landlord obtains new or updated non-confidential final environmental reports related to the Building prior to the Commencement Date, then Landlord shall promptly deliver copies of the same to Tenant.  If Tenant encounters any pre-existing Hazardous Materials in connection with any Alterations, it shall promptly notify Landlord and cease any action that may disturb such Hazardous Materials until Landlord has the opportunity to remediate the same if required by law.

(b)Business.  Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use.  Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements.  As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials Tenant anticipates will be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises by Tenant and any Tenant Party and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises by Tenant and any Tenant Party (“Hazardous Materials List”).  Tenant will deliver an updated Hazardous Materials List to Landlord prior to the same becoming out of date.  Upon Landlord’s request, or any time that Tenant is required to deliver a Hazardous Materials List to any Governmental Authority (e.g., the fire department) in connection with Tenant’s use or occupancy of the Premises, Tenant shall deliver to Landlord a copy of such Hazardous Materials List.  Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority:  permits; approvals; reports; material correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Decommissioning and HazMat Closure Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months).  Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.  It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c)Tenant Representation and Warranty.  Tenant hereby represents and warrants to Landlord that as of the date hereof (i) except for a remediated mercury issue at 215 First Street, Cambridge, Massachusetts that has been previously disclosed to Landlord, neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority).

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(d)Testing.  Landlord shall have the right but not the obligation to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use.  In addition, from time to time (not to exceed one additional test per calendar year during the Term), Landlord, upon at least 48 hours’ prior written notice, shall have the right to conduct additional appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises (Landlord to use reasonable efforts not to unreasonably interfere with Tenant); provided, however, that the foregoing limitation on the number of Landlord’s additional testing rights shall not apply if (i) such additional testing is in connection with a sale or potential sale of all or a substantial portion of the Project, a financing or refinancing, or a recapitalization, or potential financing, refinancing or recapitalization or (ii) Landlord in good faith is concerned that there has been contamination or non-compliance. In connection with such testing, (x) upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such reasonable, non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party as is in Tenant’s possession or control, or able to be obtained by Tenant, and (y) upon the request of Tenant, Landlord shall obtain split samples and deliver one sample to Tenant, and Tenant shall reimburse Landlord for the cost of obtaining such split samples.  If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all out of pocket costs to conduct such tests.  If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense).  In addition to the split samples referenced above, Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a reasonable confidentiality agreement.  Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements to the extent the responsibility of Tenant hereunder.  Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e)Control Areas.  Tenant shall be allowed to utilize up to its pro rata share of the Hazardous Materials inventory within any control area or zone (located within the Premises), as designated by the applicable building codes and Legal Requirements, for chemical use or storage, which the parties acknowledge is 100% of such areas within the Building.  As used in the preceding sentence, Tenant's pro rata share of any control areas or zones located within the Premises shall be determined based on the rentable square footage that Tenant leases within the applicable control area or zone.  For purposes of example only, if a control area or zone contains 10,000 rentable square feet and 2,000 rentable square feet of a tenant's premises are located within such control area or zone (while such premises as a whole contains 5,000 rentable square feet), the applicable tenant's pro rata share of such control area would be 20%.

(f)Storage Tanks.  Tenant shall have no right to install any underground or other storage tanks at the Project (other than storage tanks within the Premises, which storage tanks within the Premises must comply with the next sentence). If storage tanks storing Hazardous Materials located in the Premises are used by Tenant or are placed in the Premises by or for Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any such storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(g)Tenant’s Obligations.  Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease.  During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials in accordance with this Lease (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the Decommissioning and HazMat Closure Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

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(h)Definitions.  As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following:  the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder.  As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).  As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31.Tenant’s Remedies/Limitation of Liability.  Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary).  Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including a reasonable amount of time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.  All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 2 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim which notice shall specifically state that a Material Landlord Default exists and telephonic notice to Tenant’s principal contact with Landlord.  Landlord shall then have the right within 2 business days to commence cure of such claimed Material Landlord Default and diligently prosecute such cure to completion.  If such claimed Material Landlord Default is not a default by Landlord hereunder, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure.  If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may commence and prosecute such cure to completion (“Self Help”); provided that Tenant’s cure efforts do not affect (i) any Building Systems affecting other tenants or areas outside the Premises, (ii) the Building exterior, structure and structural components, (iii) Common Areas, or (iv) any other tenant’s use and enjoyment of their premises or the Project. Tenant shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord by way of reimbursement from Landlord within 30 days after invoice with no right to offset against Rent, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter, and obligations accruing thereafter will be binding on the new owner for the duration of such owner’s ownership.  The term “Landlord” in this Lease shall mean only the fee owner for the time being of the Premises.  Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, and such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

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32.Inspection and Access.  Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose.  Any entry pursuant to the immediately preceding sentence or otherwise under this Lease may be during business hours, and shall be on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time, provided that notice of such entry is made promptly thereafter as is reasonable in the circumstances) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last 15 months of the Term, to prospective tenants or for any other business purpose.  In connection with such accessing of the Premises, except in the case of emergencies, Landlord and its agents, representatives, and contractors will cooperate and comply with Tenant’s reasonable written security measures so long as such compliance does not unreasonably impede or delay Landlord’s access to the Premises and Landlord has previously been provided a copy of such security measures.  Landlord may erect a suitable sign on the Building stating the Premises are available to let or that the Project is available for sale.  Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises; provided that no such easement, dedication, designation or restriction materially adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use or Tenant’s rights and obligations under this Lease.  Tenant will not be bound by any such easement, dedication, designation or restriction until it is given notice thereof.  At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications, designations, or restrictions.  Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

33.Security.  Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises.  Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.  Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project.  Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34.Force Majeure.  Except for Tenant’s obligation to timely pay Rent or either party’s obligation to make any other payment due hereunder (which such obligation shall not under any circumstance be delayed or excused), neither Landlord nor Tenant shall be responsible or liable for, or held in default on account of, delays in the performance of its obligations hereunder when such delay in performance is caused by, related to or arises out of acts of God, sinkholes or subsidence, strikes or labor stoppages affecting the area generally, lockouts affecting the area generally, or other labor disputes affecting the area generally, embargoes, quarantines, declared states of emergency or public health emergencies, pandemics, epidemics, infectious disease, unusually adverse weather conditions, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs due to labor or materials shortages, or other causes beyond the reasonable control of such party, or inability to obtain, through no fault of the party failing to obtain the same, utilities necessary for performance, governmental decrees, laws, actions, restrictions, orders, limitations, regulations, or controls, national, regional, state or local emergencies, delay in inspection by federal, state or local inspectors, officials or applicable Governmental Authorities, delay in issuance or revocation of permits, approvals, certificates of occupancy, or entitlements, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and any other causes or events beyond the reasonable control of the obligated party (“Force Majeure”).

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35.Brokers.  Landlord and Tenant each represents and warrants that, other than Cushman & Wakefield and CBRE (the “Brokers”), it has not dealt with any broker, agent or other person entitled to a commission, compensation or fee in connection with this transaction.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any broker, agent or other person or entity, other than the Brokers, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.  Landlord shall be responsible for all commissions due to the Brokers arising out of the execution of this Lease subject to and in accordance with the terms of a separate agreement(s) with the Brokers.

36.Limitation on Landlord’s Liability.  NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY TO THE EXTENT PERMITTED BY LAW:  (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO:  TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION, TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD BEYOND ITS OWNERSHIP INTEREST IN THE PROJECT (E.G., TENANT MAY BRING A CLAIM AGAINST LANDLORD, BUT ANY JUDGMENT FOR DAMAGES IN FAVOR OF TENANT SHALL ONLY BE PAID OUT OF OR APPLIED AGAINST, AND SHALL BE LIMITED TO, THE ASSETS INDICATED UNDER THIS CLAUSE (B)) FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD BEYOND ITS OWNERSHIP INTEREST IN THE PROJECT IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, MANAGERS, AFFILIATES, AGENTS OR CONTRACTORS IN CONNECTION WITH THIS LEASE.  UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, MANAGERS, AFFILIATES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37.Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.  It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38.Signs; Exterior Appearance.  Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion:  (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, which shall be provided by Landlord at Landlord’s sole cost and expense if so specified in the Work Letter, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, graphics, placards, decorations, or advertising media of any type

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which can be viewed from the exterior of the Premises.  At Tenant’s election, to the extent permitted by Legal Requirements, and subject to Landlord’s prior written approval of size, location and design, Landlord shall cause to be installed (at Tenant’s sole cost and expense, subject to the Work Letter) the following signage:  (i) suite-entry signage on the entryway or immediately adjacent to such entryway of the Premises, and (ii) Tenant’s pro rata share (as reasonably determined by Landlord) of non-exclusive signage bearing Tenant’s name and logo on the monument sign serving the Building.  If such monument sign is a multi-tenant sign, Tenant’s sign panel shall be at the top of such sign and no other tenant’s sign panel shall be larger than Tenant’s; provided that the foregoing requirements shall not apply with respect to retail tenants.  Other than retail tenants, if any, no other tenant of the Building (or 200 Talcott if the Premises is expanded in accordance with Section 39 of this Lease) shall be permitted to have exterior signage on the Building unless Tenant is also permitted to have comparable exterior building signage, with such exterior building signage being at least as large as such other tenant’s exterior building signage.  The foregoing sentence shall not be construed as Landlord’s permission for Tenant to have any exterior building signage.  Tenant shall provide Landlord with the applicable signs and/or placards to be installed pursuant to the foregoing sentence.  All costs associated with the design, permitting, approval, fabrication, installation, maintenance, and removal (and associated repairs of damage to the Building and/or the monument sign due to Tenant’s signage removal), shall be borne exclusively by Tenant.

39.Right to Expand.

(a)Expansion into 200 Talcott.  Tenant shall have the right, but not the obligation, to expand the Premises (the “Expansion Right”) to include any Available Space upon the terms and conditions in this Section.  For purposes of this Section 39(a), “Available Space” shall mean any space in the building located at 200 Talcott Avenue (also known as Building 37), Watertown, Massachusetts 02472 (“200 Talcott”), which is not occupied by a tenant (but if such space is not occupied by a tenant as of the Commencement Date, then only after initial lease-up of such space during the first 24 months after the Commencement Date) or which is occupied by an existing tenant whose lease is expiring within 6 months or less and such tenant does not wish to renew (whether or not such tenant has a right to renew) its occupancy of such space.  If there is any Available Space in 200 Talcott, Landlord shall, at such time as Landlord shall elect so long as Tenant’s rights hereunder are preserved, deliver to Tenant written notice (the “Expansion Notice”) of such Available Space, together with the terms and conditions on which Landlord is prepared to lease Tenant such Available Space.  Tenant shall have 15 business days following delivery of the Expansion Notice to deliver to Landlord written notification of Tenant’s exercise of the Expansion Right, in which event Tenant shall be entitled to lease such Available Space upon the terms and conditions set forth in the Expansion Notice, except that (even if different than the terms of the Expansion Notice), the term for the Available Space shall be coterminous with the Term of this Lease so long as (i) the Available Space contains at least 20,000 square feet and (ii) there are at least 60 months remaining in the Base Term of this Lease at the time of Tenant’s delivery of the exercise notice (Tenant having the right to exercise its Extension Rights earlier than otherwise permitted, as the time it gives such Expansion Notice, in order to achieve such 60 months, but the rental rate during the extension term will still be determined within the timeframes set forth in Section 40 even though the extension exercise was early). If the first tenant to lease space at 200 Talcott in connection with the initial lease-up of 200 Talcott leases less than 75% of the total rentable space in 200 Talcott (after first deducting any space referenced in Section 39(e)), then any expansion rights granted to such tenant shall be subordinate to the Expansion Right.  The renewal or extension (whether or not through a renewal right contained in the lease) of each lease constituting the initial lease for all or a portion of 200 Talcott shall be prior to the Expansion Right.

(b)Amended Lease.  If: (i) Tenant fails to timely deliver notice accepting the terms of an Expansion Notice, or (ii) after the expiration of a period of 30 days (or, if later, 10 business days from the tender of the amendment described below) from the date Tenant gives notice accepting Landlord’s offer to lease such Available Space, no lease amendment or lease agreement for the Available Space has been executed by Tenant, and Landlord has tendered to Tenant an amendment to this Lease setting forth the terms for the rental of the Available Space consistent with those set forth in the Expansion Notice and otherwise consistent with the terms of this Lease, with no other modifications (except for commercially

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customary modifications in order to account for the Available Space being part of a multi-tenant building and the expanded Premises being a multi-building leased premises), and Tenant fails to execute such Lease amendment within 21 days following such tender, Tenant shall be deemed to have waived its right to lease such Available Space; provided that in the case of clause (i) Landlord shall again be required to deliver an Expansion Notice prior to leasing the Available Space to a third party if Landlord does not enter into a lease for such Available Space within 12 months of the Expansion Notice or if Landlord desires to lease such Available Space to a third party at least 95% of the Net Effective Rental Rate offered to Tenant.  For purposes of this paragraph, the “Net Effective Rental Rate” shall mean the annual net rental rate payable to Landlord under a lease net of all tenant inducements (e.g., tenant improvement allowances, rental abatements, moving allowances), operating expense, and taxes, with the cost of such tenant inducements, together with interest thereon at a rate of eight percent (8%) per annum, amortized over the term of such lease.

(c)Exceptions.  Notwithstanding the above, the Expansion Right shall, at Landlord’s option, not be in effect and may not be exercised by Tenant:

(i)if Tenant has then-subleased at least 25% of the Premises (excluding Permitted Assignments);

(ii)during the final 24 months of the Term (unless Tenant has the right to and validly concurrently exercises its right to extend the Term in accordance with the requirements set forth in Section 40 hereof);

(iii)during any period of time that Tenant is in Default under any provision of the Lease; or

(iv)if Tenant has been in Default under any provision of the Lease 3 or more times, whether or not the Defaults are cured, during the 12-month period prior to the date on which Tenant seeks to exercise the Expansion Right.

(d)Termination.  The Expansion Right shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Expansion Right, if, after such exercise, but prior to the commencement date of the lease of such Available Space, (i) Tenant fails to timely cure any default by Tenant under the Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Expansion Right to the date of the commencement of the lease of the Available Space, whether or not such Defaults are cured.

(e)Subordinate.  Tenant’s Expansion Rights granted pursuant to Section 39(a) above are and shall remain subject and subordinate to the right of Landlord and/or Landlord’s affiliates (and/or any of their respective affiliates, successors and/or assigns) (i) to occupy, convert or utilize up to one entire floor of the Available Space for its own purposes as a management and/or marketing office, or for common amenities serving the Project, or (ii) to elect to lease all or a portion of the Available Space to an affiliate of Landlord in connection with providing one or more of Alexandria Real Estate Equities, Inc.’s proprietary products (such as, by way of example, LaunchLabs® and GradLabs®); provided in all such cases of clauses (i) through (ii), the election is made within 24 months after the Commencement Date.

(f)Rights Personal.  Expansion Rights are personal to Constellation Pharmaceuticals, Inc., and any assignee of Constellation Pharmaceuticals, Inc. pursuant to Permitted Assignments, and are not otherwise assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.

(g)No Extensions.  The period of time within which any Expansion Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Expansion Rights.

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40.Right to Extend Term.  Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a)Extension Right.  Tenant shall have a one-time right (the “Extension Right”) to extend the term of this Lease for 5 years (the “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent, which shall be determined as set forth below, and the Work Letter, which shall not be applicable) by giving Landlord written notice of its election to exercise the Extension Right at least 15 months prior (but no earlier than 24 months prior, except as expressly set forth in Section 39(a)) to the expiration of the Base Term of the Lease.

(b)Base Rent.  Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below).  As used herein, “Market Rate” shall mean the rate (including annual increases) that comparable landlords of comparable buildings have accepted in current transactions from non-equity (i.e., not being offered equity in the buildings) and nonaffiliated tenants of similar financial strength for space of comparable size, quality (including all Tenant Improvements, Alterations and other improvements) and floor height in Class A laboratory/office buildings in the Project and in the Watertown, Allston, Brighton and West Cambridge markets for a comparable term, with the determination of the Market Rate to take into account all relevant factors, including, without limitation, annual increases, tenant inducements, views, available amenities (including, without limitation, the Amenities), age of the Building, age of mechanical systems serving the Premises, parking availability, leasing commissions, and allowances or concessions, if any.

If, on or before the date which is 11 months prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 40(c).  Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 40(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the Extension Term.

(c)Arbitration.

(i)Within 10 days of Tenant’s deemed election to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”).  If Landlord fails to timely submit an Extension Proposal, Landlord’s original submission will be used for this purpose.  If Tenant fails to timely submit an Extension Proposal, Landlord’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (defined below) to determine the Market Rate and escalations.  If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator.  If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term.  The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator.  If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to the Boston office of the American Arbitration Association, upon 10 days prior written notice to the other party of such intent.

(ii)The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable.  The decision of the single Arbitrator shall be final and binding upon the parties.  The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties.  Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third

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Arbitrator shall be borne equally by both parties.  If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made.  After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant.  Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.

(iii)An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and:  (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in Greater Boston, or (B) a licensed commercial real estate broker with not less than 15 years’ experience representing landlords and/or tenants in the leasing of high tech or life sciences space in Greater Boston, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(d)Rights Personal.  Extension Rights are personal to Constellation Pharmaceuticals, Inc., and any assignee of Constellation Pharmaceuticals, Inc. pursuant to Permitted Assignments, and are not otherwise assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.

(e)Exceptions.  Notwithstanding anything set forth above to the contrary, Extension Rights shall, at Landlord’s option, not be in effect and Tenant may not exercise any of the Extension Rights:

(i)if Tenant has then-subleased at least 25% of the Premises (excluding Permitted Assignments);

(ii)during any period of time that Tenant is in Default under any provision of this Lease; or

(iii)if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12-month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.

(f)No Extensions.  The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.

(g)Termination.  The Extension Rights shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

41.Shuttle Service.  During the Term, Landlord shall provide or otherwise arrange for Shuttle Service to and from the Project on weekdays (subject to weather conditions that adversely impact travel, holidays and Force Majeure), and Tenant’s employees shall, subject to seating availability, have the right to use such Shuttle Service at all times that such Shuttle Service is in operation and available for use by tenants of the Project.  “Shuttle Service” shall mean shuttle bus service provided or contracted for by Landlord between the Project and various commuting locations in the Watertown/Cambridge/Boston area, as determined by Landlord from time to time.  Landlord shall have the right to adjust the schedule, frequency, and route(s) of the Shuttle Service as it determines based on demand (Landlord will provide

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service to a nearby MBTA red line subway stop during peak commuting hours for so long as there is material demand for the same, as reasonably determined by Landlord).  No fee shall be charged to any passenger that utilizes the Shuttle Service; provided that all costs of providing such Shuttle Service shall be included as part of Operating Expenses (subject to the provisions of Section 5, except that (a) any capital expenses for the Shuttle Service will be amortized over the lesser of the item’s useful life or seven years (and, for the avoidance of doubt, Landlord shall be entitled to include in Operating Expenses the costs of the busses, provided the same are so amortized) and any amounts paid to affiliates of Landlord for the Shuttle Service shall not exceed fair market rates and amounts), and (b) Operating Expenses for Shuttle Services shall otherwise be treated like Operating Expenses for Amenities with the exception that they shall not be subject to the Amenity Cap Amount.  Tenant’s use of the Shuttle Service shall be at Tenant’s sole risk, and Tenant hereby acknowledges that Landlord shall have no liability with respect thereto. Tenant shall indemnify, defend and hold Landlord harmless from and against any Claims by any of Tenant’s employees or invitees related to the Shuttle Service or any personal injury or property damage related thereto or arising therefrom except for claims of property damage or personal injury claims against (and based on the negligence or misconduct of) the operator of the shuttle service.

42.Roof Equipment.  Subject to compliance with all Legal Requirements, Tenant shall have the right, at its sole cost and expense, to install, maintain, and remove on those small flat portions of the roof over the central plant indicated on Exhibit I (the “Central Plant”), in the locations designated by Landlord for Tenant’s use, one or more satellite dishes, communication antennae, or other small equipment (such as a condenser unit fan for a cold room or equivalent), all of such equipment having a diameter and height reasonably acceptable to Landlord (collectively, the “Roof Equipment”), it being acknowledged that such available areas are small and limited, and only on the following terms and conditions:

(a)Requirements.  Tenant shall submit to Landlord (i) the plans and specifications for the installation of the Roof Equipment, (ii) copies of all required governmental, quasi-governmental and other permits, licenses, and authorizations that Tenant will and must obtain at its own expense, with the cooperation of Landlord, for the installation and operation of the Roof Equipment, and (iii) an insurance policy or certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance as reasonably required by Landlord for the installation and operation of the Roof Equipment.  Landlord shall not unreasonably withhold or delay its approval for the installation and operation of the Roof Equipment; provided, however, that Landlord may reasonably withhold its approval if the installation or operation of the Roof Equipment (A) may damage the structural integrity of the building, (B) may void, terminate, or invalidate any applicable roof warranty, (C) may interfere with any service provided by Landlord or any tenant of the Project, or (D) is not properly screened from the viewing public.

(b)No Damage to Roof.  If installation of the Roof Equipment requires Tenant to make any roof cuts or perform any other roofing work, such cuts shall only be made to the roof area allocated to Tenant by Landlord and only in the manner reasonably designated in writing by Landlord; and any such installation work (including any roof cuts or other roofing work) shall be performed by Tenant, at Tenant’s sole cost and expense by a roofing contractor designated by Landlord.  If Tenant or its agents shall cause any damage to the roof during the installation, operation, and removal of the Roof Equipment, such damage shall be repaired promptly at Tenant’s expense and the roof shall be restored in the same condition it was in before the damage.  Landlord shall not charge Tenant Additional Rent for the installation and use of the Roof Equipment.  If, however, Landlord’s insurance premium or Tax assessment increases as a result of the Roof Equipment, Tenant shall pay such increase as Additional Rent within ten (10) days after receipt of a reasonably detailed invoice from Landlord, together with reasonable back-up evidencing the same.  Tenant shall not be entitled to any abatement or reduction in the amount of Rent payable under this Lease if for any reason Tenant is unable to use the Roof Equipment.  In no event whatsoever shall the installation, operation, maintenance, or removal of the Roof Equipment by Tenant or its agents void, terminate, or invalidate any applicable roof warranty.

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(c)Protection.  The installation, operation, and removal of the Roof Equipment shall be at Tenant’s sole risk.  Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including, but not limited to, attorneys’ fees) of every kind and description that may arise out of or be connected in any way with Tenant’s installation, operation, or removal of the Roof Equipment.

(d)Removal.  At the expiration or earlier termination of this Lease or the discontinuance of the use of the Roof Equipment by Tenant, Tenant shall, at its sole cost and expense, remove the Roof Equipment from the Central Plant; provided that if Tenant so requests when it seeks approval for the Rooftop Equipment, Landlord will notify Tenant at such time whether or not Landlord will require removal.  Tenant shall leave the portion of the roof where the Roof Equipment was located in good order and repair, reasonable wear and tear excepted.  If Tenant does not so remove the Roof Equipment, Tenant hereby authorizes Landlord to remove and dispose of the Roof Equipment and charge Tenant as Additional Rent for all out-of-pocket costs and expenses incurred by Landlord in such removal and disposal.  Tenant agrees that Landlord shall not be liable for any Roof Equipment or related property disposed of or removed by Landlord.

(e)No Interference.  Tenant shall not permit the Roof Equipment to interfere with the proper functioning of any telecommunications equipment or devices that have been installed or will be installed by Landlord or for any other tenant or future tenant of the Project.  Tenant agrees that any other tenant of the Project that currently has or in the future takes possession of any portion of the Project will be permitted to install such telecommunication equipment that is of a type and frequency that will not cause unreasonable interference to the Roof Equipment.

(f)Relocation.  Landlord shall have the right, at its expense and after 60 days prior notice to Tenant, to relocate the Roof Equipment to another site on the roof over the Central Plant as long as such site reasonably meets Tenant’s sight line and interference requirements and does not unreasonably interfere with Tenant’s use and operation of the Roof Equipment. Any such relocation shall be coordinated in an effort not to unreasonably interfere with Tenant’s business in the Premises.

(g)Access.  Landlord grants to Tenant the right of ingress and egress on a 24-hour 7-day per week basis to install, operate, and maintain the Roof Equipment.  Before receiving access to the roof, Tenant shall give Landlord at least 24 hours’ advance written or oral notice, except in emergency situations, in which case 2 hours’ advance oral notice shall be given by Tenant.  Landlord shall supply Tenant with the name and telephone number of the contact individual(s) responsible for providing access during emergencies.

(h)Appearance.  If permissible by Legal Requirements, the Roof Equipment shall be painted the same color as the building so as to render the Roof Equipment virtually invisible from ground level.

(i)No Assignment.  The right of Tenant to use and operate the Roof Equipment shall be personal solely to the then-current Tenant under the lease and (i) no other person or entity shall have any right to use or operate the Roof Equipment, and (ii) Tenant shall not assign, convey, or otherwise transfer to any person or entity any right, title, or interest in all or any portion of the Roof Equipment or the use and operation thereof, separate from the Lease.

(j)Acknowledgement.  Tenant hereby acknowledges that (i) the Building (other than the Central Plant portion thereof) has a gabled roof that does not provide for Rooftop Equipment to be used thereon, (ii) the roof over the Central Plant has very limited space available for tenants, (iii) the Project is listed as a historic district on the National Register of Historic Places and is subject to historic preservation restrictions by the instruments identified in Section 44 below, as well as local, state and federal requirements, (iv) as part of Tenant’s obligation to comply with Legal Requirements, the Rooftop Equipment must comply with all such restrictions, and (v) as a result of clauses (i) through (iv), Tenant’s ability to utilize the Rooftop Equipment may be frustrated.

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43.Asbestos.

(a)Notification of Asbestos.  Landlord hereby notifies Tenant of the presence of asbestos-containing materials (“ACMs”) and/or presumed asbestos-containing materials (“PACMs”) within or about the Project in the location of the buildings identified in Exhibit G.  All costs of remediation of ACMs and/or PACMs in the Building required in connection with Landlord’s Work or any future Alterations shall be the sole responsibility and cost of Landlord, shall not be included as Operating Expenses, and no TI Funds shall be applied toward any such remediation costs.  Landlord has provided Tenant with a copy of the asbestos management plan for any ACMs and/or PACMs located in the Building and shall provide Tenant with a copy of any updates to the same within a commercially reasonable period after such updates are made.

(b)Tenant Acknowledgement.  By execution of this Lease, Tenant hereby acknowledges receipt of the notification in paragraph (a) of this Section 43 and understands that the purpose of such notification is to make Tenant and any agents, employees, and contractors of Tenant, aware of the presence of ACMs and/or PACMs within or about the Building in order to avoid or minimize any damage to or disturbance of such ACMs and/or PACMs.

(c)Acknowledgement from Contractors/Employees.  Tenant shall give Landlord at least 14 days’ prior written notice before conducting, authorizing or permitting any of the activities listed below within or about the Premises, and before soliciting bids from any person to perform such services.  Such notice shall identify or describe the proposed scope, location, date and time of such activities and the name, address and telephone number of each person who may be conducting such activities.  Thereafter, Tenant shall grant Landlord reasonable access to the Premises to determine whether any ACMs or PACMs will be disturbed in connection with such activities.  Tenant shall not solicit bids from any person for the performance of such activities without Landlord’s prior written approval.  Upon Landlord’s request, Tenant shall deliver to Landlord a copy of a signed acknowledgement from any contractor, agent, or employee of Tenant acknowledging receipt of information describing the presence of ACMs and/or PACMs within or about the Project in the location of the buildings identified in Exhibit G prior to the commencement of such activities.  Nothing in this Section 44 shall be deemed to expand Tenant’s rights under the Lease or otherwise to conduct, authorize or permit any such activities.

(i)Removal of thermal system insulation (“TSI”) and surfacing ACMs and PACMs (i.e., sprayed-on or troweled-on material, e.g., textured ceiling paint or fireproofing material);

(ii)Removal of ACMs or PACMs that are not TSI or surfacing ACMs or PACMs; or

(iii)Repair and maintenance of operations that are likely to disturb ACMs or PACMs.

44.Disclosure of Encumbrances.

(a)Acknowledgement.  Tenant hereby acknowledges that the Project is a historic site listed on the National Register of Historic Places that was formerly owned and operated by the United States Army for research and production of military weapons and related materials dating back to the mid-1800s, and that such uses included those that impacted the environmental condition of the Project.  Accordingly, the Project is subject to various restrictions related to the historical significance of certain aspects of the Project and environmental contamination of other aspects of the Project.  Tenant has been given the opportunity to review to its satisfaction all materials that are publicly available and all materials that were made available by Landlord, and Landlord makes no representations, warranties or assurances with respect thereto.

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(b)Deed.  Notwithstanding anything contained in this Lease to the contrary, the Premises (and Tenant’s rights therein) are subject to all easements, restrictions and encumbrances now (or, with respect to any additional or modified Notices of Activity and Use Limitations that do not preclude office, laboratory, or laboratory-related research and development uses in a manner consistent with first-class office and lab buildings in the Cambridge/Watertown market, hereafter), including without limitation all easements, restrictions and covenants contained in that certain Quitclaim Deed dated August 20, 1998, recorded with the Middlesex Southern District Registry of Deeds at Book 29012, Page 420, from the United States of America, acting by and through the Secretary of the Army (the “Army”), to the Watertown Arsenal Development Corporation, with respect to the Premises (the “Army Deed”), which Army Deed is incorporated by reference and includes, without limitation, (i) covenants in Part IV of the Army Deed associated with the Army’s obligations under the Federal Facility Agreement between the Army and the United States Environmental Protection Agency and (ii) covenants in Part XI associated with certain historical resources at the Premises.

(c)Environmental Grant.  Notice is hereby given that a Grant of Environmental Restriction and Easement, dated August 11, 1998, pursuant to Massachusetts General Laws Chapter 21E, has been recorded by the Army with the Middlesex Southern District Registry of Deeds at Book 28978, Page 549; as amended by a First Amendment to Grant of Environmental Restriction and Easement, dated February 5, 1999, recorded at Book 29779, Page 359; as affected by a Subordination Agreement, dated March 16, 1999, recorded at Book 29957, Page 104; as further affected by a Subordination Agreement, dated March 24, 1999, recorded at Book 29985, Page 151; as further amended by a Second Amendment to Grant of Environmental Restriction and Easement, dated April 15, 1999, recorded at Book 30066, Page 116; as further affected by a Partial Release of Environmental Restriction and Easement, dated June 10, 1999, recorded at Book 30278, Page 511; as further amended by a Third Amendment to Grant of Environmental Restriction and Easement, dated June 7, 1999, recorded at Book 30278, Page 513; as further amended by a Fourth Amendment to Grant of Environmental Restriction and Easement, dated July 22, 2000, recorded at Book 31682, Page 99; as further amended by a Fifth Amendment to Grant of Environmental Restriction and Easement dated July 14, 2004, and recorded with said Registry of Deeds in Book 44119, Page 1; as affected by a plan entitled “Plan Showing Excavation Areas B, E, and G in Watertown, Massachusetts,” dated February 20, 2002, as revised on September 25, 2002, prepared by Dunn McKenzie, Inc., recorded as Plan No. 1348 of 2004; as further amended by a Sixth Amendment to Grant of Environmental Restriction and Easement dated March 21, 2005, and recorded with said Registry of Deeds in Book 45129, Page 1; as further affected by a plan entitled “Plan Showing Commercial Reuse Area in Watertown, Massachusetts,” dated October 25, 2004, as revised on March 16, 2005, prepared by Dunn McKenzie, Inc., recorded as Plan No. 523 of 2005; as further amended by a Seventh Amendment to Grant of Environmental Restriction and Easement dated August 9, 2006, and recorded with said Registry of Deeds in Book 48562, Page 187; and as further affected by a plan entitled “Plan Showing Commercial Reuse Area in Watertown, Massachusetts,” dated August 16, 2004, as revised on March 16, 2005 and February 10, 2006, prepared by Dunn McKenzie, Inc., recorded as Plan No. 1480 of 2006 (the “Grant”). This restriction on the activities conducted on the Premises and use limitations contained in the Grant are hereby incorporated by reference and shall be independently enforceable by the Army under the Grant as a restrictive covenant and equitable servitude.

(d)Activity and Use Limitations.  Notice is hereby further given that the following three (3) Notices of Activity and Use Limitations, pursuant to Massachusetts General Laws Chapter 21E, have been recorded with the Middlesex Southern District Registry of Deeds: (i) dated August 11, 1998, recorded at Book 28959, Page 92; (ii) dated August 11, 1998, recorded at Book 28959, Page 190, as amended by a First Amendment to Notice of Activity and Use Limitations, dated October 26, 1999, recorded at Book 30801, Page 319, as further amended by a Second Amendment to Notice of Activity and Use Limitations, dated December 9, 2019, recorded at Book 73807, Page 226; and (iii) dated February 4, 1999, recorded at Book 29766, Page 17, as amended by a First Amendment to Notice of Activity and Use Limitations, dated August 19th, 2004, recorded at Book 43589, Page 438, and as further amended by a Second Amendment to Notice of Activity and Use Limitation, dated February 28, 2005, recorded at Book 44737, Page 453 (collectively, the “Notices of AULs”). The restriction on activities conducted on the Premises and use limitations contained in the Notices of AULs are hereby incorporated by reference and shall be independently enforceable by the Army as a restrictive covenant and equitable servitude.

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45.Miscellaneous.

(a)Notices.  All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above.  Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b)Joint and Several Liability.  If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c)Financial Information.  Tenant shall furnish Landlord  with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s fiscal quarters during each of Tenant’s fiscal years during the Term (which such quarterly statements shall be certified by the chief financial officer of Tenant), (iii) at Landlord’s request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders.  So long as Tenant is a “public company” and its financial information is publicly available, then the foregoing delivery requirements of this Section 45(c) shall not apply.

Landlord agrees to hold the financial statements and other information provided under this Section 45(c) in confidence using at least the same degree of care that Landlord uses to protect its own confidential information of a similar nature; provided, however, that Landlord may disclose such information to Landlord’s auditors, attorneys, consultants, lenders, affiliates, prospective purchasers and investors and other third parties as reasonably required in the ordinary course of Landlord’s operations, provided that Landlord shall request that such parties treat the information as confidential.  The obligations of confidentiality hereunder shall not apply to information that was in the public domain at the time it was disclosed to Landlord, entered into the public domain subsequent to the time it was disclosed to Landlord through no fault of Landlord, or was disclosed by Tenant to a third party without any confidentiality restrictions.  In addition, Landlord may disclose such information without violating this section to the extent that disclosure is reasonably necessary (a) for Landlord to enforce its rights or defend itself under this Lease; (b) for required submissions to any state or federal regulatory body; or (c) for compliance with a valid order of a court or other governmental body having jurisdiction, or any law, statute, or regulation, provided that, other than in an emergency, before disclosing such information, Landlord shall give Tenant 5 business days’ prior notice of the same to allow Tenant to obtain a protective order or such other judicial relief.

(d)Recordation.  This Lease shall not be filed or recorded by or on behalf of Tenant in any public record.  At the request of either party, Landlord and Tenant will execute a recordable notice of lease in the statutory form; and containing only such matters as required by statute, which either Landlord or Tenant may then cause to have recorded in the applicable public record at Tenant’s expense.

(e)Interpretation.  The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.  Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.  The covenants to be performed under this Lease by Landlord and Tenant are independent and not dependent, and Tenant expressly waives the benefit of any law to the contrary.

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(f)Not Binding Until Executed.  The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g)Limitations on Interest.  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h)Choice of Law.  Construction and interpretation of this Lease shall be governed by the internal laws of the Commonwealth of Massachusetts, excluding any principles of conflicts of laws.

(i)Time.  Time is of the essence as to the performance of the parties obligations under this Lease.

(j)OFAC.  Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules. The provisions of this paragraph shall not apply to any interests in Tenant held in publicly traded shares over a nationally recognized US stock exchange.

Landlord and all beneficial owners of Landlord are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules. The provisions of this paragraph shall not apply to any interest in Landlord held in publicly traded shares over a nationally recognized US stock exchange.

(k)Incorporation by Reference.  All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(l)Entire Agreement.  This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.

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(m)No Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction.  Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(n)Hazardous Activities.  Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s particular routine safety guidelines, practices or custom, or prudent industry practices based on Tenant’s particular use (as opposed to general requirements not particular to Tenant), require any form of protective clothing or equipment other than safety glasses.  In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(o)Redevelopment of Project.  Tenant acknowledges that Landlord intends (A) to undertake significant renovations and/or construction at the Project (other than the Premises), including for lab, office and retail uses and including, without limitation, the creation of one or more Amenities or Amenity buildings or centers (provided Landlord does not currently intend to, but may, undertake the same with respect to the Building) and (B) to construct a glass connector in the central courtyard of the Building (the “Glass Connector”), which Glass Connector (if constructed) shall be approximately as shown on Exhibit J.  Landlord expressly reserves the right, in its sole discretion, from time to time to expand, develop, renovate, redevelop, alter, improve, maintain, construct, demolish, relocate and/or reconfigure the Project (or portions thereof) and buildings (other than the Premises), Common Areas (including parking and site drives and Common Areas located within the basement of the Building or the central plant of the Building) and other improvements therein, as the same may exist from time to time and, in connection therewith or in addition thereto, as the case may be, from time to time without limitation:  (a) change the shape, size, location, number and/or extent or existence of any improvements, buildings, structures, lobbies, hallways, entrances, exits, and (subject to Section 10) parking and/or parking areas (and in any event other than the Premises); (b) modify, eliminate and/or add any buildings, improvements, and parking structure(s) either above or below grade, from or to the Project, the Amenities or other Common Areas and/or any other portion of the Project and/or make any other changes thereto (other than the Premises); (c) amend any existing land use and zoning approvals for the Project (including, without limitation, any special permit applicable to the Project) and seek additional approvals, relief or zoning amendments in connection with any future expansion, development, renovation, redevelopment, alteration, demolition, relocation, improvement, operation, maintenance or repair of the Project (including, without limitation, the Common Areas); and (d) make any other changes, additions and/or deletions in any way affecting the Project and/or any portion thereof as Landlord may elect from time to time, including without limitation, creation and/or elimination of, and/or additions to and/or deletions from, the land comprising the Project, the Amenities or other Common Areas and/or any other portion of the Project (other than the Premises); provided that, in all events, Landlord uses reasonable efforts not to unreasonably interfere with Tenant’s use of the Premises, Tenant’s express rights under the Lease, and access to the Premises under the Lease in undertaking such activities, and the result of such changes, additions and/or deletions shall not unreasonably interfere with Tenant’s access to the Premises, use of the Premises in accordance with the Lease, and Tenant’s express rights under the Lease.  Landlord shall have the right, in connection with such contemplated activities, to subject the Project and its appurtenant rights to easements for the construction, reconstruction, alteration, demolition, relocation, improvement, operation, repair or maintenance of elements thereof, for access and egress, for parking, for the installation, maintenance, repair, replacement or relocation of utilities serving the Project, and to subject the Project to such other rights, easements, agreements, and covenants for such purposes as Landlord may determine; provided that such easements, rights, agreements, and covenants do not unreasonably interfere with Tenant’s access to the Premises and do not change Tenant’s Permitted Use of the Premises or materially adversely affect Tenant’s express rights under the Lease or materially increase Tenant’s obligations.  This Lease shall be subject and subordinate to all such easements, rights, agreements, and covenants to the extent in compliance with this Section 45(o).  Landlord will provide Tenant a copy of any such instrument evidencing such matters. For the avoidance of doubt, however, Landlord shall have no obligation to undertake any action described in this Section 45(o), and Tenant is not entering into this Lease in reliance of Landlord making any alteration to the Project or any other action described in this Section 45(o) other than as set forth in the Work Letter.

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Tenant hereby agrees that this Lease shall be subject and subordinate to any expansion, development, renovation, redevelopment, alteration, improvement, maintenance, demolition, relocation and/or reconfiguration activity performed subject to and in accordance with this Section 45(o), and, in connection with such activity or matter, Landlord may, from time to time, cause the rentable square footage of the Premises, the Building and/or the Project to be remeasured by Landlord’s architect in accordance with BOMA Modified in a manner consistent with the initial measurement of the Premises.  Neither Tenant nor any affiliate of Tenant shall take any action, directly or indirectly, to oppose any of the foregoing activities by Landlord or its affiliates; provided the foregoing shall not preclude Tenant from asserting a Landlord default if Landlord breaches the provisions of the Lease.  Landlord and its agents, employees, licensees and contractors shall also have the right to undertake work pursuant to any actions contemplated above; to shore up the foundations and/or walls of the Building (or any other structures within the Project); to temporarily erect scaffolding and protective barricades around, within or adjacent to the Building (or any other structures within the Project); to close off Common Areas; and to do any other act reasonably necessary for the safety of the Building (or any other structures within the Project) or the expeditious completion of such work. Tenant acknowledges that construction noise, vibrations and dust, and alterations of traffic patterns or parking, associated with construction activities are to be expected during the course of such construction. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right to cancel or terminate this Lease, and Landlord shall not be liable to Tenant for any damages, compensation or reduction of Rent, by reason of (i) inconvenience or annoyance or for loss of business resulting from any act by Landlord pursuant to this Section 45(o), or (ii) any changes, expansion, renovation or reconfiguration of the Project in accordance with this Section 45(o); nor shall Tenant have the right to restrict, inhibit or prohibit any such changes, expansion, renovation or reconfiguration in compliance with this Section 45(o); provided, however, Landlord shall use commercially reasonable efforts to reasonably mitigate the adverse impacts on the Premises of active construction activities arising out of Landlord’s exercise of the rights set forth in this subparagraph.

Landlord shall apply for and diligently seek all necessary, discretionary zoning, historic and other permits and approvals to construct the Glass Connector (the “Connector Permits”).  Landlord shall generally keep Tenant informed of the status and progress of Landlord’s engineering, design, diligence, and permitting efforts throughout the permitting process for the Connector Permits.  For the avoidance of doubt, the Connector Permits do not include non-discretionary permits, including the building permit.  The Connector Permits shall not be considered to have been obtained unless they permit a Glass Connector of 7,000 – 10,000 rentable square feet, all conditions to the Connector Permits are acceptable to Landlord, and all appeal periods with respect to the Connector Permits have expired without an appeal being filed (or if an appeal was filed, the same being resolved to Landlord’s satisfaction).  If the Connector Permits have not been obtained by September 2, 2021 (the “Glass Connector Permitting Deadline”), then either Landlord or Tenant may elect in its sole discretion not to have the Glass Connector constructed by written notice given to the other within ten (10) business days following the Glass Connector Permitting Deadline.  No less than 135 days prior to the Glass Connector Deadline, Landlord will deliver to Tenant the draft of an amendment to this Lease to add the Glass Connector to the Premises (the “Glass Connector Amendment”), which Glass Connector Amendment shall include a BOMA Modified measurement confirming the actual measurement of the proposed Glass Connector.  The Glass Connector Amendment shall, among other matters, increase the applicable Base Rent and Tenant’s Share of Operating Expenses proportionately, and provide that Landlord shall be responsible for delivering the Glass Connector in turnkey condition, pursuant to a work letter attached thereto, generally on the terms of the work letter attached hereto.  The Connector Amendment shall include a matrix allocating work between “core and shell” and “tenant improvements”, which matrix is also attached hereto at Exhibit J-1.  The fit and finish of the “tenant improvements” will be to a quality standard no less than that described on Exhibit J (the “Base Standard”). Landlord acknowledges that the “tenant improvements” at the Base Standard will equal or exceed $125.00 per rentable square foot of the Glass Connector.  If Tenant elects to make upgrades to the “tenant improvements” that increase the cost above that of the Base Standard, then the increase in cost associated therewith will be paid by Tenant.  However, if Landlord’s design team elects to make upgrades to the “tenant improvement” portion of the Glass Connector (not at the request of Tenant) that increase the cost, then that increase will be borne by Landlord.  Tenant shall be responsible for all furniture, fixtures, and equipment at

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its sole cost.  If Landlord and Tenant have not agreed upon the form and substance of the Glass Connector Amendment at least 90 days in advance of the Glass Connector Permitting Deadline, then Landlord shall have no obligation to construct the Glass Connector.  When and if the last of the Connector Permits is obtained and the Glass Connector Amendment is agreed upon, Landlord and Tenant will execute the Glass Connector Amendment, and Landlord will construct the Glass Connector in accordance therewith.  The general scope and design of the Glass Connector is attached hereto as Exhibit J.  For the avoidance of doubt, Landlord’s costs of construction of the Glass Connector do not constitute a tenant improvement allowance and will only be expended by Landlord in connection with, and to the extent necessary to complete, the construction of the Glass Connector in accordance with the work letter attached to the Glass Connector Amendment (and not as a Rent credit or for any other use).

(p)Discontinued Use.  If, at any time following the earlier to occur of Tenant’s initial occupancy or the date that Landlord Delivers the Premises to Tenant, Tenant does not continuously operate its business in the Premises for a period of 90 consecutive days, Landlord may, but is not obligated to, elect to terminate this Lease upon 30 days’ written notice to Tenant, whereupon this Lease shall terminate 30 days after Landlord’s delivery of such written notice (“Termination Date”), and Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the Termination Date and Tenant shall have no further obligations under this Lease except for those accruing prior to the Termination Date and those which, pursuant to the terms of the Lease, survive the expiration or early termination of the Lease; provided, however, that such termination notice shall be null and void and the Term shall continue if Tenant in good faith resumes full operations in the Premises prior to the Termination Date and timely certifies to Landlord the same in writing.  Further, and notwithstanding the foregoing, Landlord shall not have such termination right if (A) Tenant provides Landlord with reasonable advance notice prior to stopping operations and, at the time of stopping operations, (i) Tenant completes Tenant’s obligations under the Decommissioning and HazMat Closure Plan in compliance with Section 28, (ii) Tenant has obtained the release of the Premises of all Hazardous Materials Clearances and the Premises are free from any residual impact from the Tenant HazMat Operations and provides reasonably detailed documentation to Landlord confirming such matters, (iii) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (iv) Tenant continues during the balance of the Term to satisfy and perform all of Tenant’s obligations under this Lease as they come due; provided that, for reasonable periods due to casualty, alterations, or changes from research to development, Tenant shall only be required to comply with clauses (i), (iii), and (iv), or (B) any such stoppage in operations is as a result of repair, restoration, remodeling, change from research to development or another phase of Tenant’s business, casualty or other Force Majeure occurrence provided all appropriate safeguards are taken with respect to all Hazardous Materials as demonstrated to Landlord.

(q)Counterparts.  This Lease may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

(r)Tenant Confidential Information.  “Tenant Confidential Information” shall mean confidential information of Tenant which is marked as “CONFIDENTIAL” in a conspicuous location on each page.  Provided Tenant instructs Landlord to keep Tenant Confidential Information confidential when it delivers such Tenant Confidential Information to Landlord, then Landlord agrees to hold such Tenant Confidential Information in confidence using at least the same degree of care that Landlord uses to protect its own confidential information of a similar nature; provided, however, that Landlord may disclose such information to Landlord’s auditors, attorneys, consultants, lenders, prospective lenders, affiliates, prospective purchasers, purchasers, prospective investors and investors and other third parties as Landlord deems reasonably required in the course of Landlord’s operations or business.  The obligations of

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confidentiality hereunder shall not apply to information that was not accompanied by instructions by Tenant to hold in confidence such information at the top of each page in a font larger than the rest of the document, was not clearly and explicitly marked as “CONFIDENTIAL” at the time it was provided, was in the public domain at the time it was disclosed to Landlord, or entered into the public domain subsequent to the time it was disclosed to Landlord through no fault of Landlord, or was disclosed to Tenant by a third party without any confidentiality restrictions.  In addition, Landlord may disclose such information without violating this section to the extent that Landlord determines in good faith that disclosure is reasonably necessary (a) for Landlord to enforce its rights or defend itself under this Lease; (b) for required submissions to any local, state or federal regulatory body; (c) for compliance with an order of a court or other governmental body, provided that, other than in an emergency, before disclosing such information, Landlord shall give Tenant two (2) days’ prior notice of the same to allow Tenant to seek a protective order or other judicial relief; or (d) for compliance with law.  For the avoidance of doubt, the Decommissioning and HazMat Closure Plan shall not be subject to this Section 45(r) and Tenant acknowledges that Landlord is permitted to deliver a copy of the Decommissioning and HazMat Closure Plan to any third party for any purpose whatsoever.

[ Signatures on next page ]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

CONSTELLATION PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Jigar Raythatha
Name:	Jigar Raythatha
Title:	President and CEO

LANDLORD:

ARE-MA Region No. 75, LLC,
a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership, managing member

By:	ARE-QRS Corp.,
a Maryland corporation, general partner

By:	/s/ Kristen Childs
Name:	Kristen Childs
Title:	Vice President, RE Legal Affairs

[Signature Page to Lease Agreement]

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100 Talcott (AOTC) / Constellation Pharm. – Ex. A

EXHIBIT A

DESCRIPTION OF PREMISES

[to be attached]

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100 Talcott (AOTC) / Constellation Pharm. – Ex. B

EXHIBIT B

DESCRIPTION OF PROJECT

A certain parcel of land with the buildings thereon situated on the Southerly side of Arsenal Street in Watertown, Middlesex County, Massachusetts and being shown as Lot 1 on a plan entitled “Plan of Land in Watertown, Massachusetts” dated June 19, 1997, prepared by Dunn-McKenzie, Inc. and recorded with the Middlesex South Registry of Deeds on August 5, 1998 as Plan No. 832 in Book 28930, Page 478, bounded and described as follows:

Beginning on the southerly sideline of Arsenal Street at the Northwesterly corner of Arsenal Associates Land being the Northeasterly corner of Lot 1 on the easterly sideline of Talcott Street (a private road); thence

SOUTH 13° 53’-39” WEST	a distance of 737.70 feet by Arsenal Associates and Town of Watertown land to an angle in said property; thence
SOUTH 11° 42’-25” EAST	a distance of 2.67 feet to a corner of Lot 2; thence
NORTH 76° 03’-07” WEST	a distance of 438.96 feet through a granite bound to a Hex-rod (set) for a corner; thence
SOUTH 19° 17’-48” WEST	a distance of 125.38 feet to an Iron Rod (set) for a corner; thence
SOUTH 50° 21’-36” WEST	a distance of 163.25 feet to an Iron Rod (set) at North Beacon Street on curve for a corner; thence
NORTHWESTERLY	on a curve to the right having a radius of 586.00 feet, an arc distance of 160.79 feet to the point of tangency; thence
NORTH 20° 36’-23” WEST	a distance of 292.07 feet to the point of curvature; thence
NORTHWESTERLY	on a curve to the left having a radius of 627.44 feet, an arc distance of 465.40 feet to the point of tangency; thence
NORTH 63° 06’-20” WEST	a distance of 707.76 feet to a slight angle break; thence
NORTH 63° 43’50” WEST	a distance of 101.12 feet to a corner of land of Burnham Manning Post #1105-Veterans of Foreign Wars of U.S.A., Inc. the last five courses being by North Beacon Street; thence
NORTH 25° 59’-00” EAST	a distance of 435.94 feet to a corner of Arsenal Street; thence
SOUTH 69° 39’-19” EAST	a distance of 1455.13 feet to a Stone Bound at a slight angle break; thence
SOUTH 68° 05’-21” EAST	a distance of 451.60 feet to a corner at the point and place of beginning, the last two courses being by Arsenal Street.

Lot 1 contains 1,281,841 square feet (29.42 Acres) more or less.

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100 Talcott (AOTC) / Constellation Pharm. – Ex. C

EXHIBIT C

WORK LETTER

This WORK LETTER dated as of ________________, 2020 (this "Work Letter") is made and entered into by and between ARE-MA REGION NO. 75, LLC, a Delaware corporation ("Landlord"), and CONSTELLATION PHARMACEUTICALS, INC., a Delaware corporation ("Tenant"), and is attached to and made a part of the Lease Agreement dated as of _______________, 2020 (the "Lease"), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.General Requirements.

(a)Tenant's Authorized Representative.  Tenant designates Brenda Sousa and Chris Maciejczak (either such individual acting alone, "Tenant's Representative") as the only persons authorized to act for Tenant pursuant to this Work Letter.  Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication ("Communication") from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant's Representative.  Tenant may change either Tenant's Representative at any time upon not less than 5 business days advance written notice to Landlord.  Neither Tenant nor Tenant's Representative shall be authorized to direct Landlord's contractors in the performance of Landlord's Work (as hereinafter defined).

(b)Landlord's Authorized Representative.  Landlord designates Tim White and Suzie Markin (either such individual acting alone, "Landlord's Representative") as the only persons authorized to act for Landlord pursuant to this Work Letter.  Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord's Representative.  Landlord may change either Landlord's Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord's Representative shall be the sole persons authorized to direct Landlord's contractors in the performance of Landlord's Work.

(c)Architects, Consultants and Contractors.  Landlord and Tenant hereby acknowledge and agree that: (1) the Landlord’s Work (including the Tenant Improvements) shall be undertaken on a design-build basis and be “open-book”, and (2)(i) The Richmond Group shall be the general contractor for the Landlord’s Work (including the Tenant Improvements), (ii) any subcontractors for the Landlord’s Work (including the Tenant Improvements) shall be selected by Landlord (it being acknowledged, however, that all subcontractor trades other than mechanical, electrical, plumbing and fire protection will be bid out with respect to the Tenant Improvements and, in connection therewith, Landlord will reasonably consult with Tenant on the selection of the subcontractors chosen to provide bids, and require that the lowest qualified bidder shall be selected unless otherwise promptly instructed by Tenant (Tenant acknowledging that any increased cost from its election to select another subcontractor shall be borne by Tenant, including use of the TI Allowance, and such election may result in a Tenant Delay)), (iii) SGA shall be the architect for the Landlord’s Work other than the Tenant Improvements (the “Base Building Architect”), and (iv) LAB / Life. Science. Architecture, Inc. (LAB/LSA) shall be the architect for the Tenant Improvements (the "TI Architect").  Landlord shall have the right to replace The Richmond Group, the Base Building Architect, and the TI Architect, provided the replacement TI Architect and general contractor for the Tenant Improvements will be subject to the written consent of Tenant, which consent shall not be unreasonably withheld, conditioned, or delayed.

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2.Tenant Improvements.

(a)Tenant Improvements Defined.  As used herein, "Tenant Improvements" shall mean all improvements to the Project of a fixed and permanent nature as shown on the TI Construction Drawings, as defined in Section 2(c) below.  Other than Landlord's Work (as defined in Section 3(a) below, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant's use and occupancy.

(b)Tenant's Space Plans and form of Budget.  Landlord and Tenant have approved the conceptual drawings and outline specifications prepared by the TI Architect and attached to this Work Letter as Schedule 1 (the "TI Design Drawings"), which detail Tenant's requirements for the Tenant Improvements.  A form of budget for the Tenant Improvements is attached hereto as Schedule 4.

(c)Working Drawings; Budgeting; Value Engineering.  Landlord shall deliver to Tenant for review and comment plans, specifications and drawings and a budget in the form attached as Schedule 4 for the Tenant Improvements at each of 3 phases (conceptual/space plan phase, schematic design phase, and construction documents phase) (each, a “Review Phase”), such delivery for each Review Phase to be made at the time set forth in Schedule 3 attached to this Work Letter; provided that the prior Review Phase(s) were completed by the time(s) set forth in Schedule 3.  Tenant shall deliver its written comments (including any value engineering comments) on the plans, specifications and drawings and the budget for each Review Phase to Landlord not later than 5 business days after Tenant's receipt of the same (and not later than 2 business days for a resubmittal after Landlord’s response); provided, however, that Tenant may not disapprove any matter that is consistent with the TI Design Drawings (as they may be affected by subsequent Changes permitted in accordance with this Work Letter) without submitting a Change Request.  Landlord, the TI Architect, and the general contractor, as applicable, shall consider all such comments in good faith and shall, within 3 business days after receipt, notify Tenant how Landlord proposes to respond to such comments (including how it proposes to revise the construction plans, specifications and drawings and/or the budget, and whether it believes any of such comments would likely result in Tenant Delay or any increase in costs and its current reasonable estimate of the applicable delay and increase in costs).  If Tenant requests Landlord to implement Landlord’s responses, Landlord will submit revisions to the plans, specifications, and drawings to Tenant for Tenant’s review and further comment and the process shall be repeated until the plans are approved.  For the avoidance of doubt, if the plans, specifications and drawings and the budget for any Review Phase are not completed by the date specified therefor in Schedule 3, then the same shall constitute a Tenant Delay without further notice from Landlord, provided the date in Schedule 3 shall be extended by the number of days, if any, that Landlord is late in responding to Tenant’s comments or delivering plans in compliance with this Work Letter as required by the preceding provisions of this Section 2(c).  Any of Tenant’s value engineering efforts that result in a Change must be requested and instituted in accordance with the provisions of Section 4 of this Work Letter.  The approved final construction plans, specifications and drawings for the Tenant Improvements resulting from the third Review Phase shall be referred to herein as the “TI Construction Drawings”.  Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements.  The approved final GMP breakdown by trade of the budgeted third-party costs incurred or that will be incurred in connection with the design and construction of the Tenant Improvements resulting from the foregoing design and budgeting process, and as the same may be revised during the construction process in accordance with this Work Letter, shall be incorporated into the final budget (which shall be referred to as the “Budget”).  Following the final determination of the GMP for the Tenant Improvements in accordance with this Work Letter, Landlord shall memorialize the same with general contractor and provide a copy to the Tenant.  Any disputes in connection with Tenant’s comments shall be resolved in accordance with Section 2(d) hereof.  Once approved by Tenant, Landlord shall not modify the TI Construction Drawings except as provided in Section 3(e) below with respect to Minor Variations or in Section 4 below with respect to Changes. Landlord shall not materially amend its contract with The Richmond Group except as permitted in accordance with this Work Letter.

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(d)Approval and Completion.  Landlord shall not commence construction of the Tenant Improvements until Tenant has approved the TI Construction Drawings and the Budget for the Tenant Improvements pursuant to Subsection (c) above.  It is hereby acknowledged by Landlord and Tenant that the TI Construction Drawings and the Budget must be completed and approved not later than the date 120 business days following the Effective Date, in order for the Landlord's Work to be Substantially Complete by the Target Commencement Date (as defined in the Lease).  Any delay to that schedule due to changes or comments to the TI Construction Drawings and the Budget requested by Tenant, due to value engineering or otherwise, will be a Tenant Delay as provided in clause (c) above or Section 3(i) below.  Upon any dispute regarding the design of the Tenant Improvements, which is not settled within 3 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord's and Tenant's positions with respect to such dispute, (ii) Tenant's decision will not negatively affect the base Building, Building structure, or Building Systems without Landlord’s consent pursuant to the terms set forth in Section 12 of the Lease, and (iii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below).  If Landlord approves of any Changes that affect the base Building, structural components of the Building, or any Building Systems, then Landlord, at the time it approves the same, may require Tenant to remove and restore (or pay for the removal or restoration thereof) the same at the end of the Term by notice given to Tenant in the approval of the proposed Change.  Any changes to the TI Construction Drawings following Landlord's and Tenant's approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3.Performance of Landlord's Work.

(a)Definition of Landlord's Work.  As used herein, "Landlord's Work" shall mean (a) the work of constructing the Tenant Improvements and (b) the work of completing the improvements identified as “Base Building Delivery Condition” on the matrix and list of plans and specifications (the “Plans and Specifications”) attached hereto as Schedule 2 (the “Base Building Work”).  Landlord has already given Tenant electronic access to the set of construction drawings for Landlord’s Work. Tenant shall be solely responsible for ensuring that the design and specifications for Landlord’s Work are consistent with Tenant’s requirements.  Landlord shall be responsible for obtaining all permits, approvals and entitlements necessary for Landlord’s Work, including the certificate of occupancy for the Premises, but shall have no obligation to, and shall not, secure any permits, approvals or entitlements related to Tenant’s specific use of the Premises (as opposed to Tenant’s business operations therein).

(b)Contracts.  The scope of Landlord’s Work will be divided between four (4) contracts, entered into between Landlord and The Richmond Group, with two (2) contracts for the work of constructing the Tenant Improvements (divided into a Part 1 Design/Build contract and a Part 2 (Construction guaranteed maximum price (GMP)) Design/Build contract) and two (2) contracts for the work of constructing the Base Building Work (divided into a Part 1 Design/Build contract and a Part 2 (Construction GMP) Design/Build contract).  Each of the Part 1 Design/Build contracts and each of the Part 2 (Construction GMP) Design/Build contracts will be on substantially the same terms and conditions (except for scope, scheduling, and financial differences consistent with this Work Letter).  For informational purposes only, Landlord shall share copies of such contracts with Tenant prior to entering into the same, but Tenant shall not have approval rights over the form or substance of such contracts.  Landlord shall enter into the Part 1 Design/Build contract for the Tenant Improvements promptly following the execution of this Lease.  Once executed, Landlord will provide Tenant with a copy of the Part 1 Design/Build contract and the Part 2 (Construction GMP) Design/Build contract for the Tenant Improvements and an appropriately redacted copy of the applicable parts of the construction contract for the Base Building Work.

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(c)Commencement and Permitting. Landlord has commenced construction of the central plant and has obtained all permits and approvals necessary for the prosecution of the same, other than those permits and approvals that are ministerial in nature and that shall be obtained in due course (such as a certificate of occupancy).  Landlord shall commence construction of the Base Building Work (other than the central plant already under construction) upon obtaining a building permit (the "BBW Permit") authorizing the construction of the Base Building Work.  Landlord shall commence construction of the Tenant Improvements upon obtaining a building permit (the "TI Permit") authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Tenant.  The cost of obtaining the TI Permit shall be payable from the TI Fund.  Tenant shall assist Landlord in obtaining the TI Permit as reasonably required.  If any Governmental Authority having jurisdiction over the construction of Landlord's Work or any portion thereof shall impose terms or conditions upon the construction thereof that:  (i) are inconsistent with Landlord's obligations hereunder in more than a de minimis manner, (ii) increase the cost of constructing Landlord's Work by more than a de minimis amount, or (iii) will materially delay the construction of Landlord's Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

(d)Design and Construction Meetings.  Prior to and during commencement of the Landlord’s Work, Tenant’s Representative shall be invited to attend and observe the formal design and construction meetings Landlord has with Base Building Architect, TI Architect and the general contractor for the Landlord’s Work (including the Tenant Improvements), which meetings generally shall be held weekly.  Tenant’s Representative shall also have the ability to participate in such design and construction meetings related to the Tenant Improvements (but shall have no approval rights or authority to require changes except as otherwise set forth in this Work Letter), and shall only have the right to attend and observe (as opposed to participate in) design and construction meetings for the portions of the Landlord’s Work that do not comprise the Tenant Improvements, unless Landlord approves, in its sole discretion, of Tenant’s participation in such meetings for the portions of the Landlord’s Work that do not comprise the Tenant Improvements.  The parties will discuss at such meetings any updates to the project schedule and the occurrence of any delays, and, if there are any such delays, the reasons for such delays (whether Force Majeure delays, Tenant Delays, or otherwise).

(e)Completion of Landlord's Work.  Landlord shall complete or cause to be completed Landlord's Work in a good and workmanlike manner, in accordance with the BBW Permit, the TI Permit, the TI Construction Drawings, and in compliance with all Legal Requirements subject, in each case, to Minor Variations and normal "punch list" items that do not interfere with the use of the Premises ("Substantial Completion" or "Substantially Complete"). At the appropriate time based on the affected portion of the Premises, as determined by the TI Architect, but no less than 10 days prior to the anticipated Substantial Completion date, Tenant, Landlord, the general contractor, and the TI Architect shall inspect the Premises during regular business hours and the TI Architect shall prepare a punchlist identifying any incomplete Landlord’s Work (the “Final Punchlist”). It shall be a condition of Substantial Completion that a certificate of occupancy shall have been issued for the Premises permitting lawful occupancy of the space, provided that if it is a temporary certificate of occupancy, the conditions of the temporary certificate of occupancy do not materially interfere with the use of the Premises (unless due to work or other activities of Tenant).  Upon Substantial Completion of Landlord's Work, Landlord shall require TI Architect and the general contractor, as applicable, to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects ("AIA") document G704.  For purposes of this Work Letter, "Minor Variations" shall mean any modifications reasonably required:  (i) to comply with applicable Legal Requirements and/or to obtain or to comply with any required permit (including the BBW Permit and the TI Permit); (ii) to comply with any Changes (as defined below) to the Tenant Improvements; (iii) to comport with good design engineering, and construction practices that are not material (provided such modifications pursuant to this clause (iii) do not increase the cost, materially extend the schedule, or diminish the utility or standard of the Tenant Improvements); or (iv) to make reasonable adjustments for unknown field conditions encountered during the construction of Landlord's Work.  The parties will discuss Minor Variations to the Tenant Improvements at the design and construction meetings referenced in Section 3(d) above, and Tenant shall have a right to submit a Change Request in response to such Minor Variations.

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100 Talcott (AOTC) / Constellation Pharm. – Ex. C

(f)Selection of Materials.  Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Landlord and Tenant, the option will be selected at Landlord's sole discretion after consultation with the TI Architect and Tenant Representative.  As to any building materials and equipment that Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in its sole discretion, consistent with a first class office and laboratory building, unless the Plans and Specifications on their face expressly state otherwise with respect to a particular item(s).  If Tenant disagrees with Landlord’s selection of materials, structures or equipment made pursuant to this Subsection (f), Tenant may submit a Change Request (as defined below).

(g)Delivery of the Premises; Warranties.  Tenant shall accept the Premises when all of Landlord's Work is Substantially Complete in compliance (subject to completion of the Final Punchlist) with applicable Legal Requirements (subject to the remaining terms and provisions of this Section 3(g)) and the Premises is vacant, with all Building Systems serving the Premises for which Landlord is responsible under the Lease in good working order (other than as a result of Tenant actions or omissions).  Tenant's taking possession and acceptance of the Premises shall not constitute a waiver of:  (i) any warranty with respect to design or workmanship (including installation of equipment) or material (exclusive of equipment provided directly to Tenant by manufacturers), (ii) any non-compliance of Landlord's Work with applicable Legal Requirements, or (iii) any claim that Landlord's Work was not completed in accordance with the TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a "Construction Defect").

(h)Landlord shall use diligent efforts to enforce any warranties for the Landlord’s Work and enforce the contractor’s obligation to correct any Construction Defects for one (1) year after Substantial Completion, provided Tenant gives written notice of any Construction Defects or warranty claims within such time (and, with respect to items that are covered under any such warranty as provided under the construction contract or otherwise under the warranties obtained by Landlord, copies shall be provided to Tenant along with the final reconciliation statement), unless Tenant or any Tenant Party was responsible for the cause of such Construction Defect or claim, in which case Tenant shall pay all of Landlord’s reasonable out of pocket costs and expenses incurred to remedy the same, if any.  If, during such one-year period, Tenant reasonably believes Landlord is not diligently pursuing a warranty claim in good faith then Tenant may, with at least 30 days’ prior written notice to Landlord elect to pursue such warranty claim itself directly (in which case Landlord shall assign such warranties to Tenant on a non-exclusive basis sufficient to enable Tenant to pursue such warranty claims (and Landlord shall cause the applicable contracts to permit the same); provided that Tenant shall defend with counsel reasonably acceptable to Landlord, indemnify and hold Landlord harmless from and against any Claims arising out of or in connection with Tenant’s pursuit.  After such one-year period, if Tenant is responsible for the repair and maintenance of any portion of Landlord’s Work under this Lease, Tenant may request that Landlord use reasonable efforts to enforce any warranties or claims (to the extent any such warranties or claims exist), in which case, Landlord shall have the option to either (x) use reasonable efforts to enforce such warranties or claims or (y) to assign such warranties or claims to Tenant on a non-exclusive basis sufficient to enable Tenant to pursue such warranties or claims (and Landlord shall cause the applicable contracts to permit the same); provided that Tenant shall defend with counsel reasonably acceptable to Landlord, indemnify and hold Landlord harmless from and against any Claims arising out of or in connection with Tenant’s pursuit efforts.  Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor fails to remedy a Construction Defect or warranty claim despite Landlord’s diligent efforts, in which case Landlord shall have no further obligation with respect to pursuing such Construction Defect or warranty claim other than to cooperate, at no cost to Landlord, with Tenant should Tenant elect to pursue a claim against such contractor pursuant to the foregoing provisions.  Nothing in this paragraph shall relieve Landlord of its repair obligations pursuant to Section 13 of the Lease.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer's equipment warranties relating to equipment installed in the Premises to the extent that Tenant is responsible for the repair and maintenance of the same under the Lease.  If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely out of the TI Fund.  Landlord shall promptly undertake and complete, or cause to be completed, all Final Punchlist items; and shall complete the same within 60 days after the date on which Landlord's Work has been Substantially Completed (subject to extension for Force Majeure delays and Tenant Delays).

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(i)Commencement Date Delay.  Except as otherwise provided in the Lease, Delivery of the Premises shall occur when all of Landlord's Work has been Substantially Completed and as otherwise set forth in the Lease, except to the extent that completion of Landlord's Work shall have been actually delayed by any one or more of the following causes ("Tenant Delay"):

(i)Tenant's Representative was not available to give or receive any Communication or take any other action required to be taken by Tenant hereunder, in all cases within the timeframe required hereunder (or if no timeframe is specified, then within two (2) business days), or Tenant does not give a response within the timeframe required hereunder (or if no timeframe is specified, then within two (2) business days);

(ii)Tenant's request for Change Requests (as defined in Section 4(a) below) whether or not any such Change Requests are actually performed provided that the Tenant Delay shall not start to accrue until Landlord advises Tenant of its estimate of the delay caused to respond to such Change Request;

(iii)Construction of any Change Requests provided Landlord notifies Tenants of its estimate of the delay caused by the final, approved Change prior to Landlord and Tenant agreeing to undertake the change;

(iv)Tenant's request for materials, finishes or installations requiring unusually long lead times (provided that Landlord notifies Tenant of its estimate of the delay prior to Landlord and Tenant agreeing to such lead time items);

(v)Tenant's delay in reviewing or approving plans and specifications beyond the periods set forth herein;

(vi)Tenant's delay in providing information requested by Landlord critical to the normal progression of the Project beyond the period required by this Work Letter (or if no timeframe is specified, then within two (2) business days) where Landlord has identified that failure to reply may result in a Tenant Delay due to the response being critical to the normal progression of the Project.  Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;

(vii)Tenant's delay in making payments to Landlord for Excess TI Costs (as defined in Section 5(d) below) beyond the date due; or

(viii)Any other act or (where Tenant has a duty or obligation to act) omission by Tenant or any Tenant Party (as defined in the Lease), or persons employed by any of such persons (provided that, if Landlord does not reasonably promptly identify the delay to Tenant as set forth in the next paragraph, then the Tenant Delay will be reduced by the time that Tenant demonstrates would have been saved by corrective action Tenant would have taken once aware of the situation).

Landlord shall provide Tenant with reasonably prompt written notice (which can be delivered via email or other written communication to the Tenant’s Representative) of Tenant Delays described in clause (viii) above.  If Delivery is delayed by a Tenant Delay, then Landlord shall cause the TI Architect to certify to Landlord and Tenant the date on which the Tenant Improvements would have been Substantially Completed but for such Tenant Delay (and after taking into account all other delays) and such certified date shall be the date of Delivery unless disputed in a written notice by Tenant to Landlord within 5 business days after delivery of such certification, in which case the duration of the Tenant Delay will be determined by arbitration pursuant to Section 7(e).  For the avoidance of doubt, Landlord is not required to notify Tenant of a Tenant Delay that, by the express terms of this Lease, occurs in the absence of such notification (by way of example, failure of Tenant to respond in the requisite period).

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4.Changes.  Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, in its reasonable or sole discretion in accordance with the standard set forth in Section 12 of the Lease. Tenant may also request changes in the Base Building Work reasonably necessary to accommodate any Tenant requested Changes prior to the date that the Landlord and Tenant approve the TI Construction Drawings, and Landlord shall not unreasonably withhold, condition, or delay its approval of such changes, provided that the same do not negatively impact the base Building, Building Systems or Building structure, and Landlord, at the time it approves the same, may require Tenant to remove and restore (or pay for the removal or restoration thereof) of such changes to the Base Building Work at the end of the Term.

(a)Tenant's Request For Changes.  If Tenant shall request changes to the Tenant Improvements or, where permitted pursuant to the immediately preceding paragraph, the Base Building Work ("Changes"), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a "Change Request"), which Change Request shall detail the nature and extent of any such Change.  Such Change Request must be signed by Tenant's Representative.  Landlord shall, before proceeding with any Change, respond to Tenant as soon as is reasonably possible with an estimate of:  (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred, to analyze such Change Request (which costs shall be paid from the TI Fund to the extent actually incurred, whether or not such change is implemented).  Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord's Work will be Substantially Complete.  Any such delay in the completion of Landlord's Work caused by a Change, including any suspension of Landlord's Work while any such Change is being evaluated and/or designed, shall be a Tenant Delay subject to the provisions of Section 3(i) of this Work Letter.

(b)Implementation of Changes.  If Tenant:  (i) approves in writing the cost or savings and the estimated extension in the time for completion of Landlord's Work, if any, on account of any Change Request and (ii) with respect to any Change following the final approval by Tenant of the costs for the Tenant Improvements, deposits with Landlord any Excess TI Costs required in connection with such Change, in each case based on the Landlord’s response to the Change Request (provided Tenant shall be responsible for the full cost (including via the TI Allowance) and delay, even if more and longer than Landlord’s response), Landlord shall cause the approved Change to be instituted.  Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect's determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant unless disputed in a written notice by Tenant to Landlord within 5 business days after delivery of such determination, in which case the duration of the delay will be determined by arbitration pursuant to Section 7(e).

5.Costs.

(a)Budget For Tenant Improvements.  Before the commencement of construction of the Tenant Improvements, the parties shall agree on a Budget pursuant to Section 2(c) of this Work Letter; provided, however, Tenant shall not be responsible for the following costs: (i) premiums for payment, performance, mechanics’ lien, completion, and other bonds; (ii) costs that provide for or result in (A) a general contractor’s fee in excess of the amount permitted pursuant to Schedule 4, (B) a contingency line item under the general contractor’s contract in excess of the amount permitted pursuant to Schedule 4 (unless such costs are the result of a Change, reference being made to Section 4(a) for the delivery of estimates of such costs), or (C) an allocation for the general contractor’s general conditions in excess of the amount permitted pursuant to Schedule 4; (iii) costs incurred to remove, remediate, or abate ACMs, PACMs, lead paint, and other Hazardous Materials; (iv) loan fees, mortgage brokerage fees, interest and

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other costs of financing construction costs; (v) costs actually covered by warranties and/or insurance; (vi) penalties and late charges attributable to Landlord’s failure to timely pay costs; (vii) costs allocable to the Base Building Work (including without limitation the costs of permits, insurance, general conditions, etc., therefor) or allocable to any other work at the Project that is not Tenant Improvements unless such costs are the result of a Change (reference being made to Section 4(a) for the delivery of estimates of such costs); (viii) any costs related to LEED or other third party certifications for the purpose of making the Tenant Improvements compliant with LEED guidelines, unless such certification(s) and/or compliance is requested or required by Tenant; (ix) any supervisory or management fees charged by Landlord with respect to the Tenant Improvements other than as expressly provided in the Work Letter; (x) costs expressly indicated as Landlord costs per the Work Letter, or (xi) costs paid to the design-build contractor in excess of the amount to which it is entitled under the contract for Tenant Improvements; and (xii) attorneys’ fees, experts’ fees and other costs of legal and arbitration proceedings to resolve construction disputes in each case of (i) – (xii), except to the extent the result of a Change or Tenant Delay.  The Budget shall be based upon the TI Construction Drawings approved by Tenant and shall include the TI Cost items set forth on Schedule 4, including third-party costs for the design and construction of the Tenant Improvements, a payment to Landlord of administrative rent ("Administrative Rent") equal to 3% of the total hard costs of the Tenant Improvements and Changes for monitoring and inspecting the construction of the Tenant Improvements and Changes, which sum shall be payable from the TI Fund (as defined in Section 5(d)).

(b)TI Allowance; Space Planning Allowance.  Landlord shall provide to Tenant (i) a tenant improvement allowance (the "TI Allowance") of $185.00 per rentable square foot of the Premises, being $14,643,675.00 in the aggregate, and (ii) a space planning (including test fits) allowance of $0.12 per rentable square foot of the Premises, being $9,498.60 in the aggregate (the “Space Planning Allowance”).  The TI Allowance and the Space Planning Allowance shall be disbursed in accordance with this Work Letter.  Any unused portion of the TI Allowance and/or the Space Planning Allowance shall be forfeited and shall cease to be available to Tenant after a period of 24 months following the Commencement Date (provided that such 24-month period shall be extended to pay for any Final Punchlist items that are still to be completed as of the expiration of such 24-month period).  Tenant shall have the right to use (and Landlord shall apply) the TI Allowance only towards (i) hard and soft construction costs of the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(c), including, but not limited to, any architectural and engineering fees, design, permits, electrical power and other utilities, the cost of preparing the TI Design Drawings and the TI Construction Drawings (except to the extent such costs are paid for with the Space Planning Allowance), costs resulting from Tenant Delays and the cost of Changes, costs set forth in the Budget, including Landlord's Administrative Rent, and (ii) Tenant’s signage, furniture, and Tenant's voice and data cabling (collectively, "TI Costs").  Tenant shall have the right to use and apply the Space Planning Allowance only for the costs and expenses of preparing the TI Design Drawings and/or the TI Construction Drawings.  Tenant shall have no right to the use or benefit of any portion of the TI Allowance or the Space Planning Allowance for any other purpose (including the reduction or payment of Base Rent, the cost of any personal property (other than Tenant’s signage and furniture) or other non-Building system materials or equipment, including, but not limited to, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements).  The Space Planning Allowance shall be used for the payment of the costs and expenses of preparing the TI Design Drawings and/or the TI Construction Drawings prior to the TI Fund being used for the payment of the remainder of such costs in accordance with the terms of this Work Letter.

(c)Costs Includable in TI Fund.  The TI Fund shall be used solely for the payment of TI Costs.

(d)Excess TI Costs.  Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance and the Space Planning Allowance or where such costs are expressly excluded or made Landlord’s obligation pursuant to the terms of this Work Letter.  If at any time the TI Costs under the Budget exceed the TI Allowance, Tenant shall be responsible for 100% of the TI Costs in excess of the TI Allowance ("Excess TI Costs") as set forth below.  In connection with each of Landlord’s payments to the general contractor or others for the Tenant Improvements, Tenant

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shall promptly (but in no event later than 10 business days after requisition from Landlord) pay Landlord for the portion of such payment attributable to Excess TI Costs, being the amount of such payment multiplied by a fraction, the numerator of which is the total Excess TI Costs and the denominator of which is the total TI Costs.  Landlord and Tenant shall reasonably cooperate in the weekly construction meetings in an effort to identify amounts of Excess TI Costs due and coming due such that Tenant will be able to budget for its payments in accordance with the immediately preceding sentence accordingly.  If Tenant fails to timely pay Landlord any installment of Excess TI Costs, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge).  For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease.  The TI Allowance and Excess TI Costs are herein referred to as the "TI Fund."  Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs in excess of the TI Allowance (except to the extent such costs are expressly excluded or made Landlord’s obligation pursuant to the terms of this Work Letter).  Landlord shall provide Tenant with a final financial accounting of the TI Costs and Excess TI Costs within 60 days after Landlord’s completion of the Tenant Improvements, together with reasonable back-up for the same.  If such accounting reveals that Tenant underpaid Landlord for Excess TI Costs, Tenant shall promptly (but no later than 30 days after receipt of such accounting) pay Landlord an additional amount necessary to ensure that Tenant paid for 100% of Excess TI Costs.  If such accounting reveals that Tenant overpaid Landlord for Excess TI Costs, Landlord shall promptly (but no later than 30 days after Tenant receives such accounting) reimburse Tenant the amount necessary to ensure that Tenant paid for 100% of Excess TI Costs.  At Tenant’s sole cost and expense, upon Tenant’s written request within 30 days of Landlord’s delivery of the final financial accounting, Landlord shall exercise its right to conduct an audit under the GMP contract for the Tenant Improvements (which right Landlord acknowledges shall be included in such contract), and the third-party auditor and scope of such audit will be reasonably agreed upon by Landlord and Tenant.

(e)Following completion of and payment for all Tenant Improvements, Tenant may submit to Landlord paid receipts for signage and/or furniture in or serving the Premises purchased by Tenant and paid receipts for voice and data cabling installed by Tenant in compliance with the Lease and paid for by Tenant, together with such lien waivers (in accordance with Section 12 of the Lease) and certifications as Landlord may request.  Provided Tenant is not in default of the Lease, such materials are submitted within 24 months following the Commencement Date, and Landlord has inspected and approved all such materials and installations, Landlord will, to the extent of any unused portion of TI Allowance, if any, reimburse Tenant for such costs.

6.Tenant Access.

(a)Tenant's Access Rights.  Landlord hereby agrees to permit Tenant access, at Tenant's sole risk and expense, to the Building (i) during the early access time period prior to the anticipated Commencement Date (as reasonably identified in the construction schedule to be provided by Landlord and updated by Landlord from time to time) to perform any work ("Tenant's Work") required by Tenant other than Landlord's Work, provided that such Tenant's Work is coordinated with Base Building Architect, TI Architect, and the general contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of Landlord's Work, to inspect and observe work in process; provided that if any such access is outside of normal business hours, Tenant shall reimburse Landlord for third-party costs (other than utilities) incurred by Landlord as a result of Tenant’s access.  Notwithstanding the foregoing, Tenant shall have no right to enter onto the Premises or the Project unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord in connection with such pre-commencement access (including, but not limited to, any insurance that Landlord may require pursuant to the Lease) is in full force and effect.  Any entry by Tenant shall comply with all established safety practices of Landlord's contractor and Landlord until completion of Landlord's Work and acceptance thereof by Tenant, and shall comply with the Lease and all other reasonable restrictions and conditions that Landlord may impose.

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(b)No Interference.  Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Landlord's Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference and Tenant’s failure to promptly remedy the same, Landlord shall have the right to exclude Tenant and any Tenant Party from the Premises and the Project until Substantial Completion of Landlord's Work.  Any delay in the completion of Landlord’s Work caused by such interference shall be a Tenant Delay pursuant to Section 3(i) of this Work Letter (including with respect to any notification requirements).

(c)No Acceptance of Premises.  The fact that Tenant may, with Landlord's consent, enter into the Project prior to the date Landlord's Work is Substantially Complete for the purpose of performing Tenant's Work shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any claims for the loss of or damage to Tenant's property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party.

7.Miscellaneous.

(a)Miscellaneous Charges.  Tenant shall not be charged for freight elevators, security, access to loading docks, parking, utilities, or temporary HVAC during construction of the Tenant Improvements or Tenant’s move into the Building, provided that said activities occur during normal Building hours (and after normal Building hours, Tenant shall not be charged for any such costs other than Landlord’s actual out-of-pocket costs, but expressly excluding utilities).

(b)Consents.  Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.

(c)Modification.  No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

(d)No Default Funding.  In no event shall Landlord have any obligation to fund any portion of the TI Allowance or to perform any Landlord’s Work during any period that Tenant is in Default under the Lease.

(e)Construction Disputes.

(i)If Tenant timely disputes the TI Architect’s determination of the duration of a Tenant Delay in accordance with the last paragraph of Section 3(i) or delay caused by a Change in accordance with Section 4(b), the duration of the Tenant Delay or delay will be determined by an arbitration proceeding in accordance with this Section 7(e) (an “Arbitration Proceeding”) conducted in Boston, Massachusetts in accordance with the JAMS Comprehensive Arbitration Rules and Procedures (and in accordance with the Expedited Procedures in those Rules) as in effect on the date thereof, as modified by this Work Letter.  Landlord and Tenant shall sign all documents and do all other things necessary to submit any such matter to arbitration and agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder.

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(ii)In order to invoke an Arbitration Proceeding, Tenant must timely provide written notice to Landlord at the time it disputes the subject TI Architect’s determination under the last paragraph of Section 3(i) or Section 4(b) (the “Arbitration Notice”) indicating the dispute at issue and subsequent thereto, no earlier than the date of such notice and no later than 10 days following the date that Landlord first claims that the Commencement Date has occurred on account of Tenant Delay, shall submit a “Commencement Letter” submitted by such party to JAMS/ENDISPUTE (or any successor organization thereto).  The Commencement Letter shall include a copy of this Subsection (e) and request the appointment by JAMS/ENDISPUTE of a Retired Justice of the Massachusetts Superior Court (the “Arbitrator”) who shall be neutral, shall have had no prior notice, information or discussions concerning the matter in controversy, shall not be employed by or associated with either party or any affiliate of either of them, or any of their respective agents or affiliates at the time of the arbitration or for the previous ten (10) years, shall be available for a Preliminary Conference within five (5) Business Days after the Commencement Letter is submitted, and shall be available to conduct and complete the arbitration in accordance with this Subsection (e) within thirty (30) days after the Commencement Letter is submitted (or, if no such retired judge is available to proceed on that schedule, then on the most expedited schedule possible). The parties acknowledge that a single Arbitration Proceeding shall be used to address all disputes (for which notice is timely given in accordance with this Work Letter) concerning the TI Architect’s determination of the duration of a Tenant Delay pursuant to Section 3(i) and/or concerning the TI Architect’s determination of a delay caused by a Change pursuant to Section 4(b).

(iii)The Arbitration Proceeding shall be conducted in Boston, Massachusetts. The parties shall exchange such information and documentation as they shall agree or as shall be ordered by the Arbitrator.  No depositions shall be taken.  Any decision of the Arbitrator shall be binding and nonappealable and shall have the same force and effect as a final judgment made in a court of competent jurisdiction, and either party shall have the right to apply to a court of competent jurisdiction for a decree, judgment or order upon such award.  The Arbitrator shall only be empowered to issue a declaration concerning the specific question in dispute (i.e., only the duration of the Tenant Delay to which Tenant has timely objected under the last paragraph of Section 3(i) or the duration of the delay under Section 4(b)) and the Arbitrator shall not be empowered to decide any other matter or question, or award damages of any kind, unless the parties otherwise expressly agree.  The parties intend, to the extent reasonably practicable, that any Arbitration Proceeding shall be completed within thirty (30) days after the Preliminary Conference, or as soon thereafter as reasonably practicable.

(iv)The Arbitration Proceeding shall be governed by, and conducted in accordance with, the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq.  No Arbitration Proceeding conducted pursuant to this Subsection (e) shall be consolidated with any other proceeding.  Attendance at the Arbitration Proceeding shall be limited to the parties and their counsel and any witnesses.  All information exchanged or presented to the Arbitrator, whether in oral, written, or other form, and the results of the proceedings, shall be confidential.  Either party may, without first obtaining the other party’s consent, file dispositive motions to resolve the dispute prior to a factual hearing, including but not limited to motions to dismiss, motions to strike, motions for judgment on the pleadings, and motions for summary judgment.  Such motions shall be filed and decided in accordance with JAMS/ENDISPUTE Comprehensive Arbitration Rule C-15.3.  A party offering evidence or information in the Arbitration Proceeding shall not be precluded thereby from offering that evidence or information in any other proceeding.

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(v)For any dispute resolved without the issuance of a final decision by the Arbitrator, all costs incurred for the services of the Arbitrator and JAMS/ENDISPUTE shall be borne equally by the parties.  For any dispute resolved by a final decision of the Arbitrator, such costs shall be borne by the non-prevailing party.  The prevailing party in any Arbitration Proceeding or action to enforce or challenge the Arbitrator’s decision shall be entitled to recover reasonable attorneys’ fees and costs incurred in connection with the Arbitration Proceeding and any enforcement and/or challenge of the award.

(vi)The provisions of this Section 7(e) shall apply only to a dispute as to the determination of a Tenant Delay in accordance with the last paragraph of Section 3(i) or the duration of a delay caused by a Change in accordance with Section 4(b) properly and timely objected to by Tenant, and no other matter or dispute.

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SCHEDULE 1

Approved TI Design Drawings

[to be attached]

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SCHEDULE 2

Work Matrix and List of Plans and Specifications

[to be attached]

SCHEDULE 3

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Schedule for Review Phases

[to be attached]

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SCHEDULE 4

Form of Budget

[to be attached]

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EXHIBIT D

ACKNOWLEDGEMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of this _____ day of ______________, ____, between ARE-MA REGION NO. 75, LLC, a Delaware limited liability company (“Landlord”), and ______________________, a _______________ (“Tenant”), and is attached to and made a part of that certain Lease Agreement dated as of ______________, 2020 (the “Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is ______________, _____, and the expiration date of the Base Term of the Lease shall be at 11:59 p.m. on ______________, _____.  In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

,
a

By:
Name:
Title:

LANDLORD:

ARE-MA Region No. 75, LLC,
a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership, managing member

By:	ARE-QRS Corp.,
a Maryland corporation, general partner

By:
Name:
Title:

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EXHIBIT E

Rules and Regulations

1.The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2.Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project, except as permitted by the terms of this Lease or otherwise permitted in writing by Landlord pursuant to a separate agreement.

3.Except for animals assisting the disabled, no animals shall be allowed in the common halls or corridors in the Building, except as permitted in writing by Landlord pursuant to a separate agreement.

4.Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted.  Any such installation or connection shall be made at Tenant’s expense.

6.Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease.  The use of oil, gas or inflammable liquids for heating, lighting or (other than lab uses) any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.Parking any type of recreational vehicles is specifically prohibited on or about the Project.  Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no “For Sale” or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.Tenant shall maintain the Premises free from rodents, insects and other pests.

9.Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person except to the extent resulting from the gross negligence or willful misconduct of Landlord or the Landlord Parties (but subject to the provisions of Section 17).

11.Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

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100 Talcott (AOTC) / Constellation Pharm. – Ex. E

12.Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.No auction, public or private, will be permitted on the Premises or the Project.

15.No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.The Premises shall not be used for lodging, sleeping or cooking (but a microwave and coffee machine shall be permitted in a customary office pantry or kitchenette) or for any illegal purposes or for any purpose other than that specified in the Lease.  No gaming devices shall be operated in the Premises.

17.Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity.  Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

20.Tenant shall cause any vendors and other service providers hired by Tenant to perform services at the Premises or the Project to maintain in effect workers’ compensation insurance as required by Legal Requirements and commercial general liability insurance with coverage amounts reasonably acceptable to Landlord.  Tenant shall cause such vendors and service providers to name Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies and shall provide Landlord with certificates of insurance evidencing the required coverages (and showing Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies) prior to the applicable vendor or service provider providing any services to Tenant at the Project.

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100 Talcott (AOTC) / Constellation Pharm. – Ex. F

EXHIBIT F

TENANT’S PERSONAL PROPERTY

[to be attached]

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100 Talcott (AOTC) / Constellation Pharm. – Ex. G

EXHIBIT G

IDENTIFICATION OF ACM & PACM

[to be attached]

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100 Talcott (AOTC) / Constellation Pharm. – Ex. H

EXHIBIT H

FORM OF SHARED SPACE ACKNOWLEDGEMENT

This Shared Space Acknowledgement (this “Acknowledgment”) is made as of _________ ___, 20__, by and among ARE-MA REGION NO. 75, LLC, a Delaware limited liability company (“Landlord”) (provided that if Landlord does not execute this Acknowledgement, then Landlord shall be an intended third party beneficiary hereof), CONSTELLATION PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), and ___________________, a _______________ (“Space Occupant”), with reference to the following Recitals.

R E C I T A L S

A.Landlord and Tenant have entered into that certain Lease Agreement dated as of _________ ___, 2020 (as the same may have been amended and may be in the future be amended, the “Lease”) wherein Tenant leases certain premises consisting of approximately          rentable square feet (the “Premises”) in the building located at 100 Talcott Avenue, Watertown, Massachusetts.

B.Tenant desires to permit Space Occupant to use and occupy a portion of the Premises (the “Licensed Premises”), more particularly described in and pursuant to the provisions of that certain License Agreement dated as of __________, 20___ (the “License”), a copy of which is attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.All initially capitalized terms not otherwise defined in this Acknowledgement shall have the meanings set forth in the Lease unless the context clearly indicates otherwise.

2.The License shall not be valid unless and until Landlord shall have received: (a) a fully executed copy of the License, which may be redacted as provided in the Lease, (b) a copy of this Acknowledgement executed by Tenant and Space Occupant, and c) an insurance certificate from Space Occupant, as insured, evidencing no less than the applicable insurance requirements set forth in Section 17 of the Lease, which shall name the Landlord Insured Parties as additional insureds.  Tenant represents and warrants to Landlord that the copy of the License attached hereto as Exhibit A is true, correct and complete (as redacted as permitted by the Lease).

3.The parties acknowledge that Landlord neither approves nor disapproves the terms, conditions and agreements contained in the License, all of which shall be subordinate and at all times subject to: (a) all of the covenants, agreements, terms, provisions and conditions contained in the Lease, (b) superior ground leases, mortgages, deeds of trust, or any other hypothecation or security now existing or hereafter placed upon the real property of which the Premises are a part and to any and all advances secured thereby and to all renewals, modifications, consolidations, replacements and extensions thereof, and (c) all matters of record affecting the Premises and all laws, ordinances and regulations now or hereafter affecting the Premises.

4.Notwithstanding anything in the License to the contrary:

(a)Space Occupant releases Landlord, and waives its rights of recovery against the Landlord for direct or consequential loss or damage and loss or damage arising out of or incident to the perils covered by property insurance carried by Space Occupant and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

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100 Talcott (AOTC) / Constellation Pharm. – Ex. H

(b)Tenant and Space Occupant agree to each of the terms and conditions of this Acknowledgment, and upon any conflict between the terms of the License and this Acknowledgment, the terms of this Acknowledgment shall control.

(c)If Landlord terminates the Lease as a result of a default by Tenant thereunder or otherwise or the Lease terminates for any other reason, Landlord shall have no responsibility, liability or obligation to Space Occupant, and the License shall automatically terminate concurrently therewith.

(d)Landlord has no obligation to Space Occupant, whether to provide any services or otherwise, and Space Occupant shall look solely to Tenant.

5.Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising from any commissions or fees payable in connection with the License.  Tenant and Space Occupant hereby jointly and severally indemnify and agree to hold Landlord harmless from and against any loss, cost, or expense related to the License or any act or omission of Space Occupant.

6.Tenant agrees not to make any amendment to the License that would be contrary to the terms of the Lease or this Acknowledgment.  Tenant further agrees that the License will not be modified or amended without delivering a copy to Landlord.

7.This Acknowledgment may not be changed orally, but only by an agreement in writing signed by the parties and approved in writing by Landlord.

8.This Acknowledgment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Acknowledgment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

9.This Acknowledgment and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the internal laws of Commonwealth of Massachusetts, without regard to its principles of conflicts of law.

10.Tenant and Space Occupant are currently (a) in compliance with (and are required to at all times during the term of the License to remain) in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the License be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

[ Signatures on next page ]

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100 Talcott (AOTC) / Constellation Pharm. – Ex. H

IN WITNESS WHEREOF, Tenant and Space Occupant have caused their duly authorized representatives to execute this Acknowledgement as of the date first above written.

TENANT:

CONSTELLATION PHARMACEUTICALS, INC.,
a Delaware corporation

By:
Name:
Title:

SPACE OCCUPANT:

,
a

By:
Name:
Title:

LANDLORD:

ARE-MA Region No. 75, LLC,
a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS Corp.,
a Maryland corporation,
general partner

By:
Name:
Title:

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100 Talcott (AOTC) / Constellation Pharm. – Ex. I

EXHIBIT I

IDENTIFICATION OF INITIAL PARKING AREAS AND CENTRAL PLANT

[to be attached]

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100 Talcott (AOTC) / Constellation Pharm. – Ex. J

EXHIBIT J

GENERAL SCOPE AND DESIGN OF GLASS CONNECTOR

[to be attached]

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100 Talcott (AOTC) / Constellation Pharm. – Ex. K

EXHIBIT K

FORM OF LETTER OF CREDIT

[to be attached]

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100 Talcott (AOTC) / Constellation Pharm. – Ex. L

EXHIBIT L

ALLOWABLE FLOOR LOADS

•	SOUTH WING: 80-100 LBS/SF
•	EAST CONNECTING WING: 80 LBS/SF
•	NORTH WING: 100 LBS/SF
•	ALL MEZZANINES (INCLUDING MECHANICAL): 50 LBS/SF

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100 Talcott (AOTC) / Constellation Pharm. – Ex. M

EXHIBIT M

POTENTIAL LOCATIONS FOR LOADING AND EMERGENCY GENERATOR

[to be attached]

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100 Talcott (AOTC) / Constellation Pharm. – Ex. N

EXHIBIT N

ENVIRONMENTAL REPORTS

[to be attached]

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